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Exhibit 8

     AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

NETRATINGS, INC.

ESTANCIA ACQUISITION CORPORATION,

ACNIELSEN ERATINGS.COM

AND

ACNIELSEN CORPORATION

October 25, 2001

i

4.5	Issuance of Shares.	25
4.6	Interim Operations of Merger Sub	25
5. Additional Agreements		26
5.1	Conduct of Business of the Company Prior to the Effective Time.	26
5.2	Sale of Shares Pursuant to Regulation D	28
5.3	Access to Information	28
5.4	Confidentiality	28
5.5	Public Disclosure	28
5.6	Regulatory Approval; Further Assurances	29
5.7	Company Options	30
5.8	Blue Sky Laws	30
5.9	Listing of Additional Shares	30
5.10	Employees	31
5.11	Reorganization	31
5.12	Expenses	31
5.13	Indemnification and Insurance	32
5.14	Termination of Existing Agreements	33
5.15	Services Agreement and Post-Closing Agreement	33
5.16	Modification of International Operations; Transition Matters	33
5.17	Repayments	34
6. Conditions to the Merger		35
6.1	Conditions to Obligations of Each Party to Effect the Merger	35
6.2	Additional Conditions to the Obligations of NetRatings and Merger Sub	35
6.3	Additional Conditions to Obligations of the Company and ACN	37
7. Termination; Amendment		38
7.1	Termination	38
7.2	Effect of Termination	38
7.3	Amendment	38
8. Indemnification		39
8.1	Survival of Representations and Warranties	39
8.2	Indemnification by ACN	39
8.3	Indemnification by NetRatings and Merger Sub	39
8.4	Time Limitations	40
8.5	Limitations on Amount	40
8.6	Third Party Claims	40
9. General Provisions		41
9.1	Notices	41
9.2	Counterparts	43
9.3	Entire Agreement	43
9.4	Assignment	43
9.5	No Third Party Beneficiary	43
9.6	Severability	43
9.7	Remedies Cumulative	43
9.8	Governing Law	43
9.9	Rules of Construction	43
9.10	Enforcement	43
9.11	Waiver	44

ii

AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION (as amended from time to time, the "Agreement") is made and entered into as of October 25, 2001 by and among NetRatings, Inc., a Delaware corporation ("NetRatings"), Estancia Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of NetRatings, ACNielsen eRatings.com, a Delaware corporation (the "Company"), and ACNielsen Corporation, the principal stockholder of the Company ("ACN").

RECITALS:

    A. The Boards of Directors of the Company, NetRatings and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that the Company and Merger Sub combine into a single company through the merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

    B. Pursuant to the Merger, among other things, the outstanding shares of Company Capital Stock shall be converted into the right to receive the Merger Consideration upon the terms and subject to the conditions set forth herein.

    C. The Company, NetRatings and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

    D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

AGREEMENT:

    NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

    1.  Definitions.

      1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

        "Accountants" has the meaning set forth in Section 5.17(c).

        "Certificate" has the meaning set forth in Section 2.7.

        "Closing" has the meaning set forth in Section 2.2.

        "Closing Date" has the meaning set forth in Section 2.2.

        "COBRA" has the meaning set forth in Section 3.20(e).

        "Code" has the meaning set forth in Recital D.

        "Common Exchange Ratio" has the meaning set forth in Section 2.6(c).

        "Company Audited Financial Statements" has the meaning set forth in Section 3.4.

        "Company Balance Sheet" has the meaning set forth in Section 3.4.

        "Company Balance Sheet Date" has the meaning set forth in Section 3.6.

        "Company Capital Stock" means Company Common Stock, Company Preferred Stock or any combination thereof.

        "Company Class A Preferred Stock" means the Class A Preferred Stock, par value $0.001 per share, of the Company.

        "Company Common Stock" means the common stock, par value $0.001 per share, of the Company.

        "Company Disclosure Schedule" has the meaning set forth in Section 3.

        "Company Employee Plan" has the meaning set forth in Section 3.20(a).

        "Company Employees" has the meaning set forth in Section 5.10(b).

        "Company Financial Statements" has the meaning set forth in Section 3.4.

        "Company Indemnified Person" and "Company Indemnified Persons" have the meanings set forth in Section 8.3.

        "Company Intellectual Property" has the meaning set forth in Section 3.10(c).

        "Company International Employee Plans" has the meaning set forth in Section 3.20(a).

        "Company Operating Agreement" means that certain Operating Agreement, dated as of September 22, 1999, between the Company and NetRatings.

        "Company Option Plan" means the ACNielsen eRatings.com Stock Option Plan.

        "Company Options" has the meaning set forth in Section 2.6(e).

        "Company Preferred Stock" means the preferred stock, par value $0.001 per share, of the Company.

        "Company Rights Agreement" means that certain Rights Agreement, dated as of September 22, 1999, among ACN, the Company and NetRatings.

        "Company Side Letter" means that certain letter agreement, dated as of September 22, 1999, between NetRatings and ACN.

        "Company Stockholders Agreement" means that certain Stockholders Agreement, dated as of September 22, 1999, among ACN, the Company and NetRatings.

        "Company Unaudited Financial Statements" has the meaning set forth in Section 3.4.

        "Confidentiality Agreement" has the meaning set forth in Section 5.4

        "Copyrights" has the meaning set forth in Section 3.10(a).

        "Damages" has the meaning set forth in Section 8.2.

        "Delaware Law" has the meaning set forth in Section 2.1.

        "Disputed Amounts" has the meaning set forth in Section 5.17(d).

        "Effective Time" has the meaning set forth in Section 2.2.

        "ERISA" has the meaning set forth in Section 3.20(a).

        "ERISA Affiliate" has the meaning set forth in Section 3.20(a).

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        "Foreign Antitrust Laws" means any foreign antitrust or competition laws or regulations that require advance notification or clearance as a condition to the consummation of a business combination.

        "Governmental Entity" means a court, administrative agency or commission or other governmental authority or instrumentality.

        "HIPAA" has the meaning set forth in Section 3.20(e).

        "Independent Directors" means the directors of NetRatings that are not (i) affiliated with ACN or any other entity (other than NetRatings) that controls, is controlled by or is under common control with ACN or (ii) employees of NetRatings.

        "Insurance Amount" has the meaning set forth in Section 5.13(c).

        "Intellectual Property" has the meaning set forth in Section 3.10(a).

        "Issued Patents" has the meaning set forth in Section 3.10(a).

        "JMM" means Jupiter Media Metrix, Inc., a Delaware corporation.

        "JMM Merger Agreement" has the meaning set forth in Section 6.2(d).

        "Leased Employees" has the meaning set forth in Section 3.22.

        "Material Adverse Effect," with respect to any entity or group of entities, means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole, other than any event, change or effect resulting from any of the following, in and of itself: (a) a change in generally accepted accounting principles in the United States or any foreign jurisdiction or any interpretation thereof; (b) a change or occurrence affecting the industry or industries in which such entity or entities is or are engaged generally, except to the extent the effect on such entity is materially disproportionate as compared to the effect on substantially similarly situated entities engaged in such industry or industries generally; (c) a change in general economic conditions in the United States or in any foreign jurisdiction, except to the extent the effect of such change on such entity is materially disproportionate as compared to the effect on substantially similarly situated entities; (d) any adverse change to the extent attributable to the announcement or pendency of the Merger, including any cancellations of or delay in customer orders, any reduction in sales or revenues, any disruption in supplier, distributor, partner or similar relations or any loss of employees; (e) any adverse change to the extent attributable to the announcement, pendency or consummation of the transactions contemplated by the JMM Merger Agreement, including any cancellations of or delay in customer orders, any reduction in sales or revenues, any disruption in supplier, distributor, partner or similar relations, any loss of employees, or any adverse change affecting JMM; or (f) any adverse change to the extent attributable to the taking or engaging in by ACN (or any affiliate thereof) or the Company of any Transition Matters or incurrence thereby of any Transition Costs or otherwise in connection with the implementation of the plan relating to the Company's international operations described on Annex C hereto.

        "Material Contract" has the meaning set forth in Section 3.13.

        "Merger Consideration" means the shares of NetRatings Common Stock to be issued in the Merger.

        "Merger Sub Common Stock" means the common stock, par value $.001 per share, of Merger Sub.

        "Nasdaq" means The Nasdaq Stock Market, Inc.

        "NetRatings Common Stock" means the common stock, $.001 par value per share, of NetRatings.

        "NetRatings Employee Stock Purchase Plan" has the meaning set forth in Section 4.4.

        "NetRatings Financial Statements" has the meaning set forth in Section 4.3(b).

        "NetRatings Indemnified Person" and "NetRatings Indemnified Persons" have the meanings set forth in Section 8.2.

        "NetRatings Plans" has the meaning set forth in Section 5.10(b).

        "NetRatings SEC Documents" has the meaning set forth in Section 4.3(a).

        "NetRatings Stock Option Plan" has the meaning set forth in Section 4.4.

        "NMR" means Nielsen Media Research, Inc., a Delaware corporation.

        "NNM" means the Nasdaq National Market.

        "Patent Applications" has the meaning set forth in Section 3.10(a).

        "Patents" has the meaning set forth in Section 3.10(a).

        "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or any Governmental Entity.

        "Post-Closing Agreement" has the meaning set forth in Section 5.15.

        "Preferred Exchange Ratio" means 1,256,000.

        "Returns" has the meaning set forth in Section 3.19(b).

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Services Agreement" has the meaning set forth in Section 5.15.

        "Stub Funding Period" has the meaning set forth in Section 5.17(b).

        "Surviving Corporation" has the meaning set forth in Section 2.1.

        "Tax" has the meaning set forth in Section 3.19(a).

        "Third Party Intellectual Property" has the meaning set forth in Section 3.10(d).

        "Trademarks" has the meaning set forth in Section 3.10(a).

        "Transition Costs" has the meaning set forth in Section 5.16.

        "Transition Matters" has the meaning set forth in Section 5.16.

      1.2 Other Terms Used in this Agreement. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means that such event, change, condition or effect is material as it relates to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities, taken as a whole. In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters. In this Agreement, any reference to "generally accepted accounting principles" means the generally accepted accounting principles that are applied in the United States, except as otherwise specified. In this Agreement, any reference to a party's "subsidiary" or "subsidiaries" means any entity whose financial results are required to be consolidated with that party's financial results under generally accepted accounting principles, as in effect on the date of this Agreement, as a result of that party's ownership of the entity's equity securities or ability to elect members of the entity's board of directors or similar governing body.

    2.  The Merger.

      2.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      2.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than two (2) business days, after the satisfaction or waiver of the conditions set forth in Section 6 hereof, or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Gray Cary Ware & Freidenrich, counsel to NetRatings, or at such other location as the parties hereto agree. Concurrently with the Closing, the parties hereto shall cause the Merger to be consummated by the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing or such other date and time as are agreed between the parties hereto and specified in the certificate of merger being the "Effective Time"). Subject to the provisions of Section 7.1, failure to consummate the Merger and the other transactions contemplated hereby on the date and at the time and place determined under this Section 2.2 will not result in the termination of this Agreement and will not relieve any party of its obligations hereunder.

      2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      2.4 Certificate of Incorporation; Bylaws.

        (a) At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation; provided, however, that paragraph 4 of the Company's certificate of incorporation shall be amended and restated in its entirety as set forth on Annex A hereto, and paragraphs 5, 6, 7, 13 and 14 of the Company's certificate of incorporation shall be deleted in their entirety.

        (b) At the Effective Time, the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

      2.5 Directors and Officers. At the Effective Time, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified, and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall continue to hold the offices they held immediately prior to the Effective Time, to serve until their respective successors are duly elected or appointed and qualified.

      2.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

        (a) Cancellation of Treasury Securities. At the Effective Time, each share of Company Capital Stock held by the Company as treasury stock or otherwise immediately prior to the

    Effective Time shall automatically be cancelled and retired and no consideration or payment shall be delivered therefor or in respect thereof.

        (b) Conversion of Company Class A Preferred Stock. Each share of Company Class A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive a number of fully paid and nonassessable shares of NetRatings Common Stock equal to the Preferred Exchange Ratio.

        (c) Conversion of Company Common Stock. Subject to Section 2.6(d), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by NetRatings or any direct or indirect subsidiary of NetRatings) shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive a number of fully paid and nonassessable shares of NetRatings Common Stock at the rate of .01568 shares of NetRatings Common Stock for each share of Company Common Stock (the "Common Exchange Ratio").

        (d) Cancellation of Company Capital Stock Owned by NetRatings. At the Effective Time, each share of Company Capital Stock owned by NetRatings or any direct or indirect subsidiary of NetRatings immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (e) Company Stock Options. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company Option Plan ("Company Options") at the Effective Time shall be assumed by NetRatings in accordance with Section 5.7.

        (f)  Capital Stock of Merger Sub. At the Effective Time, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        (g) Adjustments to Exchange Ratios. The Preferred Exchange Ratio and the Common Exchange Ratio shall each be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into NetRatings Common Stock, Company Class A Preferred Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to NetRatings Common Stock, Company Class A Preferred Stock or Company Common Stock occurring after the date hereof and on or prior to the Effective Time or, with respect to the NetRatings Common Stock, after the Effective Time if the record date with respect thereto is set after the date hereof and prior to the Effective Time.

        (h) Certificate Legends. The shares of NetRatings Common Stock to be issued pursuant to this Section 2.6 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing shares of NetRatings Common Stock to be issued pursuant to this Section 2.6 shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL

      COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

and any legends required by state securities laws.

    2.7  Exchange Procedures.

        (a) At or after the Closing, each holder of Company Capital Stock shall deliver to NetRatings any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (each a "Certificate"), which shares were converted into the right to receive shares of NetRatings Common Stock pursuant to Section 2.6, and NetRatings shall issue to each such holder of Company Capital Stock immediately upon receipt of such Certificate a certificate representing the number of whole shares of NetRatings Common Stock into which the shares represented by such Certificate immediately prior to the Effective Time were converted pursuant to Section 2.6 in connection with the Merger, and the Certificate(s) so surrendered shall forthwith be canceled.

        (b) Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all purposes, to evidence the ownership of the number of full shares of NetRatings Common Stock into which such shares of Company Capital Stock shall have been converted in connection with the Merger.

      2.8 No Further Ownership Rights in Company Capital Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any dividends or distributions) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged substantially as provided in this Section 2.

      2.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, NetRatings shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such NetRatings Common Stock (and dividends and distributions) as may be required pursuant to Section 2.6; provided, however, that NetRatings may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to NetRatings an indemnity agreement against any claim that may be made against NetRatings with respect to the Certificate.

      2.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

      2.11 Taking of Necessary Action; Further Action. Subject to the terms and conditions hereof, each of NetRatings, Merger Sub, the Company and ACN will take all such reasonable and lawful actions as may be reasonably necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

    3. Representations and Warranties of the Company and ACN. The Company and ACN each represent and warrant to NetRatings and Merger Sub that the statements contained in this Section 3 are true and correct, except as disclosed in a document of even date herewith and delivered by the Company to NetRatings referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule") and as otherwise qualified herein. The Company Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosure in any such numbered and lettered section of the Company Disclosure Schedule shall qualify only the corresponding subsection in this Section 3 (except to the extent disclosure in any numbered and lettered section of the Company Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Company Disclosure Schedule).

      3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to NetRatings true and correct copies of the Company's certificate of incorporation and bylaws, each as amended to date. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company has no subsidiaries. Except as set forth in Section 3.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person.

      3.2 Authority. The Company and ACN have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and ACN, subject only to the approval of the Merger by the Company's stockholders as contemplated by Section 6.1(a). This Agreement has been duly executed and delivered by the Company and ACN and constitutes the valid and binding obligation of each of the Company and ACN enforceable against each of the Company and ACN in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally, and subject to general principles of equity. The execution and delivery of this Agreement by the Company and ACN does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the certificate of incorporation or bylaws of the Company or ACN or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or ACN or any of their respective properties or assets, in the case of clause (ii), except as set forth in Section 3.2 of the Company Disclosure Schedule or for such conflicts, violations, defaults, rights of termination, cancellation or acceleration or losses as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or ACN in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (a) the filing of the certificate of merger as provided in Section 2.2, (b) the filing by NetRatings of a Form D with the SEC in accordance with Regulation D following the Effective Time, (c) the filing by NetRatings of a Form 8-K with the

  SEC, (d) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (e) such filings as may be required under Foreign Antitrust Laws, and (f) such other consents, approvals, orders, authorizations, registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on the Company and could not reasonably be expected to prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

      3.3 Governmental Authorization. The Company or ACN has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of the Company's business or the holding of any such interests, and all of such consents, grants, permits, licenses or other authorizations are in full force and effect, except where the failure to have obtained any such consents, licenses, permits, grants or other authorizations or maintain any of them in full force and effect could not reasonably be expected to have a Material Adverse Effect on the Company.

      3.4 Financial Statements. The Company will deliver to NetRatings its audited balance sheets as of December 31, 1999 and 2000 and its audited statements of operations, cash flows and stockholders' equity for each of the fiscal years then ended (the "Company Audited Financial Statements") on or prior to November 5, 2001. The Company has previously delivered to NetRatings its unaudited balance sheet as of September 30, 2001 (the "Company Balance Sheet") and its unaudited statements of operations and cash flows for the nine-month period then ended (collectively with the Company Balance Sheet, the "Company Unaudited Financial Statements"). The Company Audited Financial Statements and the Company Unaudited Financial Statements are referred to collectively herein as the "Company Financial Statements." The Company Unaudited Financial Statements have been, and the Company Audited Financial Statements will be, prepared in accordance with generally accepted accounting principles (except as disclosed in the notes thereto and except that the Company Unaudited Financial Statements do not contain footnotes and are subject to normal year-end audit adjustments) applied on a consistent basis throughout the periods indicated and with each other. The Company Unaudited Financial Statements fairly present in all material respects the consolidated financial condition and operating results of the Company as of September 30, 2001 and for the nine-month period then ended, subject to normal year-end audit adjustments and the absence of footnotes. The Company Audited Financial Statements will fairly present in all material respects the consolidated financial condition and operating results of the Company as of the dates and for the periods indicated therein. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

      3.5 Capital Structure. The authorized capital stock of the Company consists of (a) 200,000,000 shares of Company Common Stock, of which 19,900,000 are issued and outstanding as of the date of this Agreement, and (b) 2,000,000 shares of Company Preferred Stock, (i) of which 50,000 shares are designated Company Class A Preferred Stock, one of which is issued and outstanding as of the date of this Agreement, and which, as of the date of this Agreement, is convertible into 80,100,000 shares of Company Common Stock, and (ii) of which 50,000 are designated Class B Preferred Stock, $0.001 par value per share, none of which are outstanding as of the date hereof. All outstanding shares of Company Common Stock and Company Class A Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof (including those arising under the Company Stockholders Agreement, the Company Rights Agreement and the Company's certificate of incorporation), and are not subject to preemptive rights or rights of first refusal created by statute, the certificate of incorporation or bylaws of the

  Company or any agreement to which the Company is a party or by which it is bound, other than the Company Stockholders Agreement and the Company Rights Agreement. As of the date of this Agreement, there are 10,000,000 shares of Company Common Stock reserved for issuance under the Company Option Plan, of which 5,251,000 are subject to outstanding Company Options, none of which are or will be exercisable prior to the Effective Time. Except for the rights created pursuant to this Agreement, and the Company Options (and any stock option agreements issued in connection therewith) and other rights disclosed above in this Section 3.5 (including any rights under the Company Stockholders Agreement, the Company Option Plan or the Company Rights Agreement) and the Company Class A Preferred Stock, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. All shares of Company Common Stock issuable upon conversion of the Company Class A Preferred Stock or upon exercise of the Company Options described in this Section 3.5 will be, when issued pursuant to the respective terms of such Company Class A Preferred Stock or Company Options, as applicable, duly authorized, validly issued, fully paid and nonassessable. Other than the Company Stockholders Agreement, the Company Rights Agreement and the Company Option Plan (and any stock option agreements issued thereunder), there are no other contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock (i) between or among the Company and any of its stockholders and (ii) to the knowledge of the Company or ACN, between or among any of the Company's stockholders. All shares of outstanding Company Common Stock and Company Class A Preferred Stock and the Company Options were issued in compliance with all applicable federal and state securities laws.

      3.6 Absence of Certain Changes. From September 30, 2001 (the "Company Balance Sheet Date") through the date of this Agreement, the Company has conducted its business in the ordinary course consistent with past practice and there has not occurred, except as set forth in Section 3.6 of the Company Disclosure Schedule or as specifically contemplated by this Agreement: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect with respect to the Company; (ii) any acquisition, sale or transfer of any material asset of the Company other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any revaluation by the Company of any of its assets, in each case, other than as required by changes in generally accepted accounting principles or other applicable principles of accounting or auditing; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock; (v) any Material Contract entered into by the Company, other than in the ordinary course of business and as provided to NetRatings, or any material amendment or termination of, or default under, any Material Contract; (vi) any amendment or change to the certificate of incorporation or bylaws of the Company; (vii) any increase in or modification of the compensation or benefits payable or to become payable by the Company to any of its directors or employees, other than in the ordinary course of business consistent with past practice; or (viii) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with NetRatings and its representatives regarding the transactions contemplated by this Agreement). At the Effective Time, there will be no accrued but unpaid dividends on shares of the Company's capital stock.

      3.7 Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Company Balance Sheet, (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice, and (iv) those incurred in connection with the execution and performance of this Agreement, including those arising as Transition Costs or in connection with Transition Matters.

      3.8 Litigation. Except as set forth in Section 3.8 of the Company Disclosure Schedule, as of the date of this Agreement, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity, foreign or domestic (excluding collection actions brought by the Company in the ordinary course consistent with past practice), or, to the knowledge of the Company or ACN, threatened in writing against the Company or any of its properties or any of its officers or directors (in their capacities as such), and as of the Effective Time there will be none pending against the Company or any of its properties that are material to the Company. As of the date of this Agreement, there is no judgment, decree or order against the Company, or, to the knowledge of the Company or ACN, any of its directors or officers (in their capacities as such), and as of the Effective Time there will be no judgment, decree or order against the Company that is material to the Company.

      3.9 Restrictions on Business Activities. Except as set forth in Section 3.9 of the Company Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as currently proposed to be conducted by the Company.

      3.10  Intellectual Property.

        (a) For purposes of this Agreement, "Intellectual Property" means:

          (i)  all United States and foreign issued patents, reissued or reexamined patents, revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

          (ii) all United States and foreign published or unpublished provisional and substantive patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, "Patents");

          (iii) all United States and foreign copyrights and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright conventions (collectively, "Copyrights");

          (iv) trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks") and domain name registrations;

          (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, software and processes; and

          (vi) all other intangible assets, properties and rights (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

        (b) The Company owns and has good and marketable title to, or possesses legally enforceable rights to use, all material Intellectual Property used in the business of the Company as currently conducted by the Company, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Intellectual Property owned by and licensed to the Company collectively constitutes all of the Intellectual Property necessary to enable the Company to conduct its business as such business is currently being conducted, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Other than NetRatings or, as set forth on Section 3.10(b) of the Company Disclosure Schedule, ACN, no current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Company Intellectual Property. Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, there are no royalties, fees or other payments payable by the Company to any Person (other than NetRatings) under any written or oral contract or understanding by reason of the ownership, use, sale or disposition of Company Intellectual Property. Notwithstanding anything to the contrary in this Agreement, NetRatings and Merger Sub hereby acknowledge and agree that, to the extent that any Company Intellectual Property is owned by NetRatings or is licensed from NetRatings, neither the Company nor ACN shall be liable for any breach, default or misrepresentation in or under this Section 3.10 which arises from or in connection with any defect in said Intellectual Property or any rights associated therewith, where such defect or absence of rights was the result of or arises out of any action or inaction on the part of NetRatings. Further, notwithstanding anything to the contrary in this Agreement, it shall under no circumstances constitute a breach, default or misrepresentation by the Company or ACN of or under any representation or warranty set forth in this Section 3.10, if any such representation or warranty shall be inaccurate or incorrect or incomplete due to any breach, default or misrepresentation by NetRatings in, of, or under any contract or agreement or other understanding between NetRatings and the Company, or the inaccuracy or incorrectness of any representation or warranty set forth in any such contract or agreement or understanding.

        (c) With respect to each item of Intellectual Property incorporated into any product of the Company or otherwise used in the business of the Company (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions and any Intellectual Property licensed from or contributed by NetRatings), as modified for the Company's operations ("Company Intellectual Property"), Schedule 3.10(c) of the Company Disclosure Schedule lists:

          (i)  all Patents and Patent Applications, all registered Trademarks and pending trademark registrations and all registered Copyrights (in each case only to the extent any of the foregoing are owned by or have been assigned to the Company), including the jurisdictions in which each such Intellectual Property has been issued or registered or in which any such application for such issuance or registration has been filed; and

          (ii) the following agreements relating to the Company Intellectual Property other than any such agreements to which NetRatings is a party: (A) any exclusive licenses of

      Intellectual Property to or from the Company; (B) agreements pursuant to which the amounts actually paid or payable under firm commitments to the Company are $50,000 or more; (C) joint development agreements; (D) any agreement by which the Company grants any ownership right to any Company Intellectual Property owned by the Company (other than with customers or panelists entered into in the ordinary course of business); (E) any option relating to any Company Intellectual Property; and (F) agreements pursuant to which any party is granted any rights to access source code or to use source code to create derivative works of Company Intellectual Property.

        (d) Section 3.10(d) of the Company Disclosure Schedule lists all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any Intellectual Property owned by any third party, excluding (i) "off the shelf" or other software at a cost not exceeding $10,000 and widely available through regular commercial distribution channels on standard terms and conditions and (ii) any Intellectual Property licensed from or contributed by NetRatings ("Third Party Intellectual Property").

        (e) To the knowledge of the Company and ACN, as of the date of this Agreement, there is no unauthorized use, disclosure, infringement or misappropriation of any material Company Intellectual Property, including any Third Party Intellectual Property, by any third party, including any employee or former employee of the Company or ACN. There will be no such unauthorized use, disclosure, infringement or misappropriation at any time between the date of this Agreement and the Effective Time, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in standard sales or agreements to end users arising in the ordinary course of business, the forms of which have been delivered to NetRatings or its counsel and indemnification provisions contained in any agreements between the Company and NetRatings. There are no royalties, fees or other payments payable to the Company by any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

        (f)  The Company is not in breach in any material respect of any license, sublicense or other agreement relating to the Company Intellectual Property or Third Party Intellectual Property which is material to the Company, or where such breach could reasonably be expected to result in material harm or a material loss to the Company. Except as set forth in Section 3.10(f) of the Company Disclosure Schedule, neither the execution, delivery nor performance of this Agreement or any ancillary agreements contemplated hereby, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will violate, or conflict with in any material respect, or result in an infringement on the Company's right to own or use any Company Intellectual Property, including any Third Party Intellectual Property, which is material to the Company or where such violation, conflict or infringement could reasonably be expected to result in material harm or a material loss to the Company.

        (g) All material Patents and registered Trademarks and Copyrights owned by or assigned to the Company are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any Patent comprising or relating to such item have been paid in the correct entity status amounts. The Company is not infringing, misappropriating or making unlawful use of, and has not received any written notice or other written communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any proprietary asset owned or used by any third party, where such infringement, misappropriation or use could reasonably be expected to result in material harm or a material loss to the Company or is known to the Company or ACN as of the date of this Agreement. As of the date of this Agreement, except as set forth in Section 3.10(g) of the Company Disclosure Schedule, to the knowledge of the Company and ACN, there is no proceeding pending or threatened in writing against the Company, nor has any written claim or demand been made to the Company or ACN, which challenges the legality, validity, enforceability or ownership of any item of Company Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement by the Company of any Intellectual Property of any third party. As of the Effective Time, no proceeding will be pending against the Company or will have been threatened against the Company in writing to the Company or ACN, nor will any written claim or demand have been made upon the Company or ACN, which challenges the legality, validity, enforceability or ownership of any item of Company Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement by the Company of any Intellectual Property of any third party, in each case subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not brought a proceeding alleging infringement of Company Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

        (h) All current and former officers and employees of the Company who have or had access to any Company Intellectual Property have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of any Intellectual Property arising from services performed for the Company by such persons, except where the failure by the Company to have obtained such agreement could not reasonably be expected to have a Material Adverse Effect on the Company. All current and former consultants and independent contractors to the Company involved in the development or modification of Company Intellectual Property have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of any intellectual property arising from services performed for the Company by such persons, except where the failure by the Company to have obtained such agreement could not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, no employee or independent contractor of the Company is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with the Company, subject only to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except for NetRatings or, as set forth in Section 3.10(h) of the Company Disclosure Schedule, ACN, no current or former officer, director, stockholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Company Intellectual Property, subject only to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

        (i)  The Company has taken commercially reasonable and customary measures and precautions as necessary to protect and maintain the confidentiality of all Company Intellectual Property (except such Company Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Company Intellectual Property it owns or uses, subject only to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has not disclosed confidential proprietary information of the Company to any third party, either directly or through a third party, except pursuant to the terms of a written confidentiality agreement between the Company and such third party and, to the knowledge of the Company and ACN, no disclosure or use of any such information by or on behalf of a third party has occurred without the Company's consent or as otherwise permitted under such confidentiality agreements, in each case, subject to such exceptions as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

        (j)  As of the date of this Agreement, the Company is not subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer or licensing by the Company of any Company Intellectual Property which is material to the Company which could reasonably be expected to materially and adversely affect the validity, use or enforceability of such Company Intellectual Property. As of the Effective Time, the Company will not be subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use, transfer or licensing of any Company Intellectual Property which is material to the Company by the Company or which could reasonably be expected to materially and adversely affect the validity, use or enforceability of such Company Intellectual Property, subject in each case to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company. Other than agreements to which NetRatings is a party, the Company is not subject to any agreement which restricts in any material respect the use, transfer, delivery or licensing by the Company of any Company Intellectual Property or any products or services of the Company.

      3.11  Interested Party Transactions.  The Company is not indebted to any director, officer, or employee of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to the Company. Other than as set forth in Section 3.11 of the Company Disclosure Schedule or as contemplated by this Agreement, and except for transactions with NetRatings, there have been no transactions since inception which would require disclosure if the Company were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

      3.12  Minute Books.  The minute books of the Company made available to NetRatings contain a materially complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of the Company through the date of this Agreement, and reflect all material transactions referred to in such minutes accurately in all material respects.

      3.13  Material Contracts.  All Material Contracts to which the Company is a party as of the date of this Agreement are listed in Section 3.13 of the Company Disclosure Schedule, excluding Material Contracts to which NetRatings is a party. With respect to each Material Contract, (x) except as set forth in Section 3.13 of the Company Disclosure Schedule and (y) except for Material Contracts which expire or are terminated in accordance with their terms after the date hereof or are terminated after the date hereof in connection with a Transition Matter, and (z) other than, as to clauses (ii) and (iii), Material Contracts to which NetRatings is a party: (i) the Material Contract is legal, valid, binding and enforceable and in full force and effect with respect to the Company, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) to the knowledge of the Company and ACN, the Material Contract is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (iii) the Material Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect prior to the Effective Time, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and (iv) neither the Company nor, to the knowledge of the Company and ACN, any other party, is in material breach or default, and no event has occurred which (with notice or lapse of time) would constitute a material breach or default by the Company or, to the knowledge of the Company or ACN, by any such other party, or permit termination, or material modification or acceleration, under the Material Contract. Notwithstanding anything to the contrary in this Section 3.13, it shall under no circumstances constitute a breach, misrepresentation or default by the Company or ACN of or under any representation or warranty set forth in this Agreement, if any such representation or warranty shall be inaccurate or incorrect or incomplete due to any breach, default or misrepresentation by NetRatings in, of or under any contract, agreement or other understanding between NetRatings and the Company. "Material Contract" means any contract, agreement or commitment to which the Company is a party (i) with expected receipts or expenditures in excess of $50,000, (ii) required to be listed on the Company Disclosure Schedule pursuant to Section 3.10(c)(ii) or Section 3.10(d), (iii) requiring the Company to indemnify any Person, except for agreements substantially similar to the standard forms of end-user licenses previously delivered by the Company to NetRatings, (iv) granting any exclusive rights to any party, (v) evidencing indebtedness for borrowed or loaned money of $50,000 or more, including guarantees of any such indebtedness, or (vi) which could reasonably be expected to have a Material Adverse Effect on the Company, if breached by the Company in such a manner as would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

      3.14  Accounts Receivable.  Subject to any reserves set forth in the Company Financial Statements, the accounts receivable shown on the Company Financial Statements, have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practices, are not, except as set forth in Section 3.14 of the Company Disclosure Schedule, subject to any prior assignment, lien or security interest and, to the knowledge of the Company or ACN, are not subject to valid defenses, set-offs or counter claims. The reserves for doubtful accounts on the Company Financial Statements have been booked in accordance with generally accepted accounting principles applied in a manner consistent with the Company's past practice, were reasonable in amount at the time they were established, and are believed by the Company and ACN to be reasonable in amount as of the date of this Agreement.

      3.15  Customers and Suppliers.  Since January 1, 2001 through the date of this Agreement, except as set forth in Section 3.15 of the Company Disclosure Schedule, no customer or supplier of the Company whose aggregate payments to or from the Company during the 12 months ended September 30, 2001 were not less than $50,000 or whose agreements or arrangements with the Company contemplate such aggregate payments during the 12 months immediately following September 30, 2001 has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate, its relationship with the Company, and to the knowledge of the Company or ACN, no such supplier or customer has indicated in writing its intention to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be.

      3.16  Employees and Consultants.  Section 3.16 of the Company Disclosure Schedule contains, as of the date of this Agreement, (a) a list of the names and positions of (i) all full-time employees of the Company and (ii) employees of ACN and its affiliates leased by the Company who devote their full work time to the Company, (b) their respective salaries or wages and 2001 bonus targets and (c) the dates on which they started working for the Company. Section 3.16 of the Company Disclosure Schedule lists all employees of ACN who, as of the date of this Agreement, provide material services to the Company other than individuals who provide Shared Services, as such term is defined in the Services Agreement.

      3.17  Title to Property.  The Company has (a) good and marketable title to all of its tangible assets and personal properties reflected as owned in the Company Balance Sheet or acquired after the date of the Company Balance Sheet (except properties and assets which have been sold or otherwise disposed of, or have become obsolete, since the Company Balance Sheet Date in the ordinary course of business), and (b) with respect to leased real and tangible personal properties and assets, valid leasehold interests therein, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which are reflected on the Company Balance Sheet and (iv) such other mortgages, liens, pledges, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The plants, property and equipment of the Company that are used in the operations of its business are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company as of September 30, 2001 are reflected in the Company Balance Sheet to the extent required by generally accepted accounting principles. All leases with respect to real and tangible personal property to which the Company is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, on the Company and, to the knowledge of the Company and ACN, the other party or parties thereto, in each case, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity. True and correct copies of all leases with respect to tangible personal property that contemplate payments by the Company exceeding $50,000 per year and all leases with respect to real property have been provided to NetRatings. The Company owns no real property.

      3.18  Environmental Matters.  To the knowledge of the Company and ACN, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to each of their knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      3.19  Taxes.  Except as set forth in Section 3.19 of the Company Disclosure Schedule:

        (a) As used in this Agreement, the terms "Tax" and, collectively, "Taxes" mean any and all federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, stamp transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b) The Company has prepared and timely filed all material returns, estimates, information statements and reports required to be filed by the Company prior to the Effective Time with any taxing authority ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations with respect to Taxes for any period ending on or before the Closing Date and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

        (c) The Company, as of the Closing Date: (i) will have paid all Taxes shown to be payable on such Returns covered by Section 3.19(b) and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

        (d) There is no material Tax deficiency outstanding or assessed or, to the knowledge of the Company or ACN, proposed in writing against the Company that is not reflected as a liability on the Company Balance Sheet nor has the Company executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

        (e) The Company has no material liabilities for unpaid Taxes that have not been accrued for or reserved on the Company Balance Sheet in accordance with generally accepted accounting principles, whether asserted or unasserted, contingent or otherwise and neither the Company nor ACN has any knowledge of any basis for the assertion of any such material liability attributable to the Company, its assets or operations.

        (f)  The Company is not a party to any tax-sharing agreement or similar arrangement with any other party, and the Company has not assumed an obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or agreed to indemnify any other person with respect to any Tax.

        (g) The Company's Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and the Company has not been notified in writing of any request for such an audit or other examination.

        (h) The Company has never been a member of an affiliated group of corporations filing a consolidated federal income tax return other than a group the common parent of which is ACN or ACN Holdings, Inc.

        (i)  The Company has disclosed to NetRatings (i) any Tax exemption, Tax holiday or other Tax sparing arrangement that the Company has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (ii) any expatriate tax programs or policies affecting the Company. The Company is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

        (j)  The Company has made available to NetRatings copies of all material Returns filed for all periods since its inception.

        (k) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by the Company.

        (l)  The Company has not been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

        (m) The Company does not have any liability for the Taxes of any corporation or other business entity (other than the Company), other than any Person that is or was a member of a group the common parent of which is ACN or ACN Holdings, Inc., as contemplated by Section 3.19(h), under Treasury Regulation § 1.1502-6 or any similar provision of state, local or foreign law.

      3.20  Employee Benefit Plans.

        (a) Section 3.20 of the Company Disclosure Schedule contains a complete and accurate list of each material plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits, or other benefits, whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is or has been sponsored, maintained, contributed to, or required to be contributed to by the Company or maintained for the benefit of employees of the Company and, with respect to any such plans which are subject to Code Section 401(a), any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (collectively, the "Company Employee Plans"). Except as otherwise disclosed in Section 3.20 of the Company Disclosure Schedule, such Section separately lists each Company Employee Plan that has been adopted or maintained by the Company, whether formally or informally, for the benefit of employees outside the United States ("Company International Employee Plans").

        (b) The Company has furnished to NetRatings true and complete copies of documents embodying each of the Company Employee Plans (other than the Company International Employee Plans) and summary plan descriptions of such Plans, and Form 5500 (Annual Report) for the most recent plan year. The Company has furnished NetRatings with the most recent Internal Revenue Service determination letter issued with respect to each such Company Employee Plan, and to the knowledge of the Company, nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

        (c) Except as set forth in Section 3.20(c) of the Company Disclosure Schedule, (i) each Company Employee Plan (other than the Company International Employee Plans) has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except, in each case, as could not reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company, and the Company and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any such Company Employee Plans; (ii) any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable Treasury Regulations or Internal Revenue Service pronouncements for a determination or opinion letter and to make any amendments necessary to obtain a favorable determination or opinion letter; (iii) none of the Company Employee Plans maintained in the United States promises or provides retiree medical or other retiree welfare benefits to any person employed or formerly employed by the Company; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Employee Plan, subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company; (v) none of the Company or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plan, subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company; (vi) all contributions required to be made by the Company to any Company Employee Plan have been paid or accrued on the Company Financial Statements or the books of the Company; (vii) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred, subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company; (viii) each Company Employee Plan subject to ERISA, has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan, subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company; (ix) no suit, administrative proceeding, action or other litigation has been brought, or, to the knowledge of the Company or ACN is threatened in writing, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (x) there has been no amendment to, written interpretation or announcement by the Company which could reasonably be expected to materially increase the expense of maintaining any Company Employee Plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in the Company Financial Statements.

        (d) Except as provided in Section 3.20(d) of the Company Disclosure Schedule, neither the Company nor ACN maintains, sponsors, participates in, contributes to, or is obligated to contribute to, or has otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any "multiemployer plan" (as defined in Section 3(37) of ERISA) or to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code. None of the Company or any ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan (as defined in Section 3(37) of ERISA), subject to such exceptions as could not reasonably be expected to have a Material Adverse Effect on the Company.

        (e) With respect to each Company Employee Plan, the Company has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998, in each case, except to the extent that such failure to comply could not reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company. The Company has no material unsatisfied obligations to any employees, former employees, or qualified beneficiaries pursuant to COBRA, HIPAA, or any state law governing health care coverage extension or continuation.

        (f)  Except as set forth in Section 3.20(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement (other than Transition Matters) will not (i) entitle any current or former employee, independent contractor or consultant of or to the Company or any ERISA Affiliate to material severance benefits or any other material payment (including, without limitation, unemployment compensation, golden parachute, bonus or benefits under any Company Employee Plan), except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee, independent contractor or consultant. No benefit payable or which may become payable by the Company pursuant to any Company Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of Section 280G of the Code. Except as set forth in Section 3.20(f) of the Company Disclosure Schedule, each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to NetRatings or the Company (other than ordinary administration expenses typically incurred in a termination event).

        (g) Except as set forth in Section 3.20(g) of the Company Disclosure Schedule, each Company International Employee Plan has been established, maintained and administered in compliance in all material respects with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Company Employee Plan. No Company International Employee Plan has unfunded liabilities, that, as of the Effective Time, will not be offset by insurance or fully accrued on the Company Financial Statements or the books of the Company. Except as required by law, no condition exists that would result in material liability to the Company or NetRatings should any International Company Employee Plan (other than the Company Option Plan) be terminated or amended at any time for any reason.

      3.21  Employee Matters.  The Company and, as to employees of ACN and its affiliates (other than NetRatings) that render services to the Company and are listed in Section 3.16 of the Company Disclosure Schedule ("Leased Employees"), ACN and its affiliates (other than NetRatings) are in compliance in all material respects with all currently applicable laws and regulations respecting terms and conditions of employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. As of the date of this Agreement, there are no proceedings pending or, to the knowledge of the Company or ACN, threatened in writing, between the Company and any of its current or former employees or Leased Employees. As of the Effective Time, there will be no such proceedings pending or, to the knowledge of the Company or ACN, threatened in writing, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. As of the date of this Agreement, there are no claims pending, or, to the knowledge of the Company or ACN, threatened in writing, against the Company under any workers' compensation or long term disability plan or policy. As of the Effective Time, there will be no such claims pending or, to the knowledge of the Company or ACN, threatened in writing, subject to such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.20(a) of the Company Disclosure Schedule, the Company is not a party to any collective bargaining agreement or other labor union contract in the United States and, to the Company's and ACN's knowledge, is not a party to such agreement or contract outside of the United States, except for those imposed by statute or local law or disclosed on Section 3.20(a) of the Company Disclosure Schedule, nor does the Company have knowledge of any activities or proceedings of any labor union to organize its employees. The Company has provided all employees, and ACN and its affiliates have provided all Leased Employees, with all wages, benefits, relocation benefits, stock options, bonuses and incentives, and all other compensation which became due and payable through the date of this Agreement.

      3.22  Insurance.  On the date of this Agreement, the Company has or is currently covered by, and until immediately prior to the Effective Time will have or will be covered by, policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. There is no material claim relating to the Company pending under any of such policies or bonds as to which coverage has been denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds.

      3.23  Compliance with Laws.  The Company has complied in all material respects with, is not in material violation of and has not received any notices of material violation with respect to, any federal state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

      3.24  Brokers' and Finders' Fees.  Except as set forth in Section 3.24 of the Company Disclosure Schedule, neither ACN nor the Company has incurred any obligation for any brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby for which NetRatings or the Surviving Corporation will be liable.

      3.25  Privacy Policy.

        (a) For purposes of this Section 3.25:

          (i)  "Written Panelist Privacy Statement" means the Company's privacy policy statement applicable to information collected from the Company's panel subjects, which statement is delivered in written form to such panel subjects.

          (ii) "Electronic Panelist Privacy Statement" means the Company's privacy policy statement applicable to information collected from the Company's panel subjects, which statement is presented electronically to the person installing the software which enables the gathering of the information described in the statement.

          (iii) "Public Website Privacy Statement" means the Company's privacy policy statement on its public site on the World Wide Web applicable to information collected via the Company's public site on the World Wide Web.

        (b) Panel Subjects.

          (i)  The Written Panelist Privacy Statement and Electronic Panelist Privacy Statement are accurate and consistent in all material respects with the Company's actual practices with respect to the collection and disclosure of personally identifiable information of the Company's panel subjects. The Company does not use or disclose information obtained from panelists unless, at the time the Company's data collection software is installed, the installer of such software accepts, by means of a click-through, the Company's Electronic Panelist Privacy Statement. The Written Panelist Privacy Statement and Electronic Panelist Privacy Statement comply in all material respects with all applicable privacy laws and regulations regarding the disclosure of personal data as applicable to personally identifiable data collected by the Company of the Company's panel subjects. The Company's use and distribution of all personally identifiable data collected by the Company from the Company's panel subjects is governed by law and the Written Panelist Privacy Statement and Electronic Panelist Privacy Statement pursuant to which the data was collected. Attached as Section 3.25(b) of the Company Disclosure Schedule are true and correct copies of: (i) the Electronic Panelist Privacy Statement in

      English, and (ii) a Written Panelist Privacy Statement that is substantially similar in all material respects to the actual versions delivered to panelists.

          (ii) Other than such technological and procedural measures which have been implemented by NetRatings or are otherwise under NetRatings' control, the Company has commercially reasonable technological and procedural measures in place to protect data collected from the Company's panel subjects against loss, theft, unauthorized access or disclosure. The Company does not sell, or rent to third parties any personally identifiable data submitted by the Company's panel subjects. Other than as constrained by the Written Panelist Privacy Statement and Electronic Panelist Privacy Statement and by applicable laws and regulations, the Company is not restricted in its use and/or distribution of personal data collected by the Company from its panelists. The Company has not received written notice of any material claims that have arisen regarding the Written Panelist Privacy Statement and Electronic Panelist Privacy Statement or the implementation thereof.

        (c) Public Website.

          (i)  The Company maintains a link to the Public Website Privacy Statement from the home page of its public website on which website personally identifiable information is collected from visitors of such web site. The Public Website Privacy Statement is accurate and consistent in all material respects with the Company's actual practices with respect to the collection, use and disclosure of personally identifiable information of visitors of the Company's public website. The Public Website Privacy Statement complies in all material respects with all applicable privacy laws and regulations regarding the disclosure and use of personal data as applicable to personally identifiable data collected by the Company of visitors to the Company's public website. The Company's use and distribution of all personally identifiable data collected by the Company from visitors of the Company's public web site is governed by law and by the Public Website Privacy Statement pursuant to which the data was collected. A true and correct copy of the Public Website Privacy Statement is attached as Section 3.25(c) of the Company Disclosure Schedule.

          (ii) The Company has commercially reasonable technological and procedural measures in place to protect data collected from visitors of the Company's public website against loss, theft, unauthorized access or disclosure.  The Company does not sell, or rent to third parties any personally identifiable data submitted by visitors of the Company's public web site. Other than as constrained by the Public Website Privacy Statement and by applicable laws and regulations, the Company is not restricted in its use and/or distribution of personal data collected by the Company from visitors to its public website. The Company has not received written notice of any material claims that have arisen regarding the Public Website Privacy Statement or the implementation thereof.

    4.  Representations and Warranties of NetRatings and Merger Sub.  NetRatings and Merger Sub represent and warrant to ACN that the statements contained in this Section 4 are true and correct.

      4.1  Organization, Standing and Power.  Each of NetRatings and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of NetRatings and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect on NetRatings. NetRatings has delivered to ACN a true and correct copy of the certificate of incorporation and bylaws of NetRatings and Merger Sub, each as amended to date. Neither NetRatings nor Merger Sub is in violation of any of the provisions of its respective certificate of incorporation or bylaws.

      4.2  Authority.  NetRatings and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, duly authorized by all necessary corporate action on the part of NetRatings and Merger Sub. This Agreement has been duly executed and delivered by NetRatings and Merger Sub and constitutes the valid and binding obligations of NetRatings and Merger Sub enforceable against NetRatings and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and subject to general principles of equity. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the certificate of incorporation or bylaws of NetRatings or any of its subsidiaries, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to NetRatings or any of its subsidiaries or their properties or assets, in the case of clause (ii), except for violations, defaults, rights of termination, cancellation or acceleration that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NetRatings. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to NetRatings or any of its subsidiaries in connection with the execution and delivery of this Agreement by NetRatings and Merger Sub or the consummation by NetRatings and Merger Sub of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger as provided in Section 2.2, (b) the filing by NetRatings of a Form D with the SEC in accordance with Regulation D following the Effective Time, (c) the filing by NetRatings of a Form 8-K with the SEC, (d) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (e) such filings as may be required under Foreign Antitrust Laws, (f) the filing by NetRatings with Nasdaq of a Notification Form for Listing of Additional Shares with respect to the shares of NetRatings Common Stock to be issued in the Merger and issuable upon exercise of Company Options assumed in the Merger, and (g) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could not reasonably be expected to have a Material Adverse Effect on NetRatings and could not reasonably be expected to prevent, materially alter or delay any of the transactions contemplated by this Agreement.

      4.3  SEC Documents: Financial Statements.

        (a) NetRatings has timely filed all forms, reports and documents (including all exhibits and all information incorporated therein) required to be filed with the SEC by NetRatings since December 8, 1999 (together with NetRatings' Registration Statement on Form S-1 (Registration No. 333-87717), the "NetRatings SEC Documents"). The NetRatings SEC Documents (i) when filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such NetRatings SEC Documents or necessary in order to make the statements in such NetRatings SEC Documents, in the light of the circumstances under which they were made, not misleading.

        (b) The financial statements of NetRatings, including the notes thereto, included in the NetRatings SEC Documents (the "NetRatings Financial Statements") complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The NetRatings Financial Statements fairly present the consolidated financial condition and operating results of NetRatings and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in NetRatings accounting policies except as described in the notes to the NetRatings Financial Statements.

      4.4  Capital Structure.  The authorized capital stock of NetRatings consists of 200,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value, of which there were 33,102,114 shares of NetRatings Common Stock and no shares of Preferred Stock issued and outstanding as of the close of business on October 24, 2001. Other than as described in the preceding sentence, there are no outstanding shares of capital stock or voting securities of NetRatings other than shares of NetRatings Common Stock issued after October 24, 2001 upon the exercise of options issued under the NetRatings Stock Option Plan (the "NetRatings Stock Option Plan") or shares of NetRatings Common Stock issued under the NetRatings Employee Stock Purchase Plan (the "NetRatings Employee Stock Purchase Plan"). The authorized capital stock of Merger Sub consists of 100 shares of Common Stock all of which are issued and outstanding and are held by NetRatings. All outstanding shares of NetRatings and Merger Sub have been duly authorized and are validly issued, fully paid and nonassessable. NetRatings has reserved 10,577,500 shares of NetRatings Common Stock for issuance to employees, directors and independent contractors pursuant to the NetRatings Stock Option Plan, of which 2,893,565 shares are subject to outstanding options, and 250,000 shares of NetRatings Common Stock for issuance pursuant to the NetRatings Purchase Plan, of which 141,160 shares are available for issuance. Other than this Agreement, the NetRatings Stock Option Plan and the NetRatings Purchase Plan, and the JMM Merger Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which NetRatings or Merger Sub is a party or by which either of them is bound obligating NetRatings or Merger Sub to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of NetRatings or Merger Sub or obligating NetRatings or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

      4.5  Issuance of Shares.  The issuance and delivery of the NetRatings Common Stock as Merger Consideration in accordance with this Agreement shall be, at or prior to the Effective Time, duly authorized by all necessary corporate action on the part of NetRatings, and, when issued at or after the Effective Time as contemplated hereby, such shares of NetRatings Common Stock will be duly and validly issued, fully paid and nonassessable. Such NetRatings Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, shall be free and clear of all liens and encumbrances and adverse claims, other than restrictions on transfer created by applicable securities laws, and will not have been issued in violation of the preemptive rights or rights of first refusal or similar rights of any Person.

      4.6  Interim Operations of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

    5.  Additional Agreements.

      5.1  Conduct of Business of the Company Prior to the Effective Time.  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, except to the extent expressly contemplated by this Agreement (including, without limitation, in connection with the Transition Matters and the incurrence of any Transition Costs, each as contemplated by Section 5.16 and subject to the final sentence of this Section 5.1) or as consented to in writing by NetRatings upon the approval of a majority of the Independent Directors: (i) to carry on its business in the usual, regular and ordinary course consistent with past practice; (ii) to pay debts and Taxes when due, subject to good faith disputes over such debts or Taxes; (iii) to pay or perform other material obligations when due; and (iv) to use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others having material business dealings with it. Each of the Company and NetRatings agrees to promptly notify the other of (x) any material event or occurrence not in the ordinary course of its business, (y) any event which could reasonably be expected to have a Material Adverse Effect on NetRatings or the Company (as applicable) and (z) any change in its respective capitalization as set forth in Sections 3.5 and 4.4, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement or Section 5.1 of the Company Disclosure Schedule or in connection with the Transition Matters and the incurrence of any Transition Costs, each as contemplated by Section 5.16, and subject to the final sentence of this Section 5.1, the Company, and as to Leased Employees as provided in paragraph (n) of this Section 5.1, ACN, shall not do, cause or permit any of the following without the prior written consent of NetRatings upon the approval of a majority of the Independent Directors:

        (a)  Charter Documents.  Cause or permit any amendments to its certificate of incorporation or bylaws;

        (b)  Dividends; Changes in Capital Stock.  Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

        (c)  Stock Option Plans, Etc.  Amend or change the period of exercisability or vesting of Company Options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

        (d)  Material Contracts.  Enter into any contract or agreement that would constitute a Material Contract, or violate or modify or waive any of the terms of any of its Material Contracts, other than in the ordinary course of business consistent with past practice;

        (e)  Issuance of Securities.  Other than as permitted or required by Section 5 of the Company Stockholders Agreement, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or other rights outstanding as of the date of this Agreement;

        (f)  Intellectual Property.  Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

        (g)  Exclusive Rights.  Other than in the ordinary course of business, consistent with past practice, enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any products or services of the Company or any Company Intellectual Property;

        (h)  Dispositions.  Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material to its business, individually or in the aggregate, except in the ordinary course of business consistent with past practice;

        (i)  Indebtedness.  Incur any material indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others in excess of $50,000 in the aggregate;

        (j)  Payment of Obligations.  Pay, discharge or satisfy in an amount in excess of $50,000 in the aggregate, any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities (i) reflected or reserved against in the Company Financial Statements or (ii) to ACN and its affiliates or to NetRatings as contemplated by Section 5.17(d);

        (k)  Capital Expenditures.  Make any capital expenditures, capital additions or capital improvements in excess of $50,000 in the aggregate, except in the ordinary course of business and consistent with past practice;

        (l)  Insurance.  Materially reduce the amount of any material insurance coverage provided by insurance policies existing on the date hereof, provided that such insurance coverage or policies may terminate immediately prior to the Effective Time;

        (m)  Termination or Waiver.  Terminate or waive any right of substantial value, other than in the ordinary course of business;

        (n)  Employee Benefit Plans; New Hires; Pay Increases.  Amend any Company Employee Plan in any material respect or adopt any plan that would constitute a Company Employee Plan except as contemplated by Section 3.20 or in order to comply with applicable laws, statutes or regulations, or hire any new officer level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or materially increase the benefits, salaries or wage rates of its employees or any Leased Employees except in the ordinary course of business in accordance with its standard past practice;

        (o)  Severance Arrangements.  Grant any severance or termination pay or benefits (i) to any director or officer except in accordance with written agreements in effect on the date hereof and disclosed in Section 3.13 of the Company Disclosure Schedule, or (ii) to any other employees except in the ordinary course of business consistent with past practice;

        (p)  Lawsuits.  Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with NetRatings prior to the filing of such a suit, (iii) for a breach of this Agreement or (iv) against NetRatings or its subsidiaries;

        (q)  Acquisitions.  Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate, to the Company and its business, other than assets and properties transferred by ACN and its affiliates to the Company;

        (r)  Taxes.  Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

        (s)  Revaluation.  Revalue any of its assets, including without limitation writing down the value of accounts receivable other than in the ordinary course of business or as required by changes in generally accepted accounting principles; or

        (t)  Other.  Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (s) above, or any action which could reasonably be expected to cause a material breach of the Company's representations or warranties contained in Section 3 of this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

      Notwithstanding anything to the contrary set forth in this Section 5.1, ACN and its affiliates and the Company may engage in the funding transactions contemplated by Section 5.17(b), and the Company may make the payments contemplated by Section 5.17(d).

      5.2  Sale of Shares Pursuant to Regulation D.  The parties hereto acknowledge and agree that the shares of NetRatings Common Stock issuable to ACN pursuant to Section 2.6 hereof shall constitute "restricted securities" within the Securities Act. The certificates of NetRatings Common Stock shall bear the legends set forth in Section 2.6(i).

      5.3  Access to Information.

        (a) Subject to compliance with applicable law, the Company shall afford NetRatings and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to (i) all of the Company's properties, personnel books, contracts, commitments and records and (ii) all other information concerning the business, properties and personnel of the Company as NetRatings may reasonably request.

        (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of NetRatings and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

        (c) No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      5.4  Confidentiality.  The parties acknowledge that they have previously executed a non-disclosure agreement dated as the date hereof (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

      5.5  Public Disclosure.  Unless otherwise permitted by this Agreement, NetRatings and the Company shall consult with each other before issuing any press release or otherwise making any public statement or making any other public or non-confidential disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or Nasdaq.

      5.6  Regulatory Approval; Further Assurances.

        (a) Each party shall use all commercially reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Entity. Each of the Company and ACN, on the one hand, and NetRatings, on the other hand, shall (1) give the other party prompt notice of the commencement of any legal proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such legal proceeding, and (3) promptly inform the other party of any communication to or from any Governmental Entity regarding the Merger.

        (b) Subject to Section 5.6(c), NetRatings, Merger Sub, the Company and ACN shall use all commercially reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.6(c), each party to this Agreement shall (i) make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) use all commercially reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable legal requirement or contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) use all commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company or ACN, as the case may be, shall promptly deliver to NetRatings, and NetRatings shall promptly deliver to the Company and ACN, a copy of each such filing made, each such notice given and each such consent obtained by the Company or ACN, or by NetRatings (as applicable), during the period prior to the Effective Time. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        (c) Notwithstanding anything to the contrary contained in this Agreement, neither NetRatings nor ACN nor any of their respective affiliates shall have any obligation under this Agreement to: (i) dispose of or transfer any assets, or commit to cause the Company to dispose of any assets; (ii) discontinue offering any product or service, or commit to cause the Company to discontinue offering any product or service; (iii) license or otherwise make available to any person any technology, software or other Intellectual Property, or commit to cause the Company to license or otherwise make available to any person any technology, software or other Intellectual Property; (iv) hold separate any assets or operations (either before or after the Effective Time), or commit to cause the Company to hold separate any assets or operations; or (v) make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of the Company.

      5.7  Company Options.

        (a) At the Effective Time, each Company Option, whether vested or unvested, will be assumed by NetRatings as contemplated by this Section 5.7. Section 5.7 of the Company Disclosure Schedule hereto sets forth a true and complete list as of the date of this Agreement of all holders of outstanding Company Options, including the number of shares of Company Common Stock subject to each such option, the exercise or vesting schedule, the exercise price per share and the term of each such Company Option. On the Closing Date, the Company shall deliver to NetRatings an updated Section 5.7 of the Company Disclosure Schedule hereto current as of such date. Each such Company Option so assumed by NetRatings under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company Option Plan and any other document governing such Company Option immediately prior to the Effective Time, except that (i) such Company Option will be exercisable for that number of whole shares of NetRatings Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio and rounded down to the nearest whole number of shares of NetRatings Common Stock, (ii) the per share exercise price for the shares of NetRatings Common Stock issuable upon exercise of such assumed option will be equal to the quotient determined by dividing the exercise price per share at which such Company Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole tenth of a cent, and (iii) the term, vesting schedule and other provisions of such Company Option shall remain unchanged, provided that all outstanding Options shall be exercisable as of the Effective Time to the extent vested as of the Effective Time and will continue to become exercisable as they vest after the Effective Time. Consistent with the terms of the Company Option Plan and the documents governing the outstanding Company Options, the Merger will not result in the termination of any of the outstanding Company Options or, except as contemplated by the preceding sentence, the acceleration of the exercisability or vesting of such Company Options upon NetRatings' assumption of the Company Options in the Merger. Within 20 business days after the Effective Time, NetRatings will issue to each person who, immediately prior to the Effective Time, was a holder of an outstanding Company Option a document in form and substance reasonably satisfactory to ACN evidencing the foregoing assumption of such Company Option by NetRatings.

        (b) As soon as practicable after the Effective Time, but in any event within 30 days thereafter, NetRatings shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of NetRatings Common Stock subject to the Company Options assumed by NetRatings and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses in connection therewith) for so long as the assumed Company Options remain outstanding.

      5.8  Blue Sky Laws.  NetRatings shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the NetRatings Common Stock and assumption of Company Options in connection with the Merger. The Company and ACN shall each use its commercially reasonable efforts to assist NetRatings as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of NetRatings Common Stock and assumption of Company Options in connection with the Merger.

      5.9  Listing of Additional Shares.  Prior to the Effective Time, NetRatings shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the shares of NetRatings Common Stock issuable as Merger Consideration in respect of the Company Capital

  Stock in connection with the Merger or issuable upon exercise of Company Options assumed by NetRatings in connection with the Merger.

      5.10  Employees.

        (a) Subject to Section 5.16, the Company will, during the period from the date of this Agreement through the Effective Time, use commercially reasonable efforts in consultation with NetRatings to retain existing employees of the Company through the Effective Time and following the Merger. During such period, the Company will reasonably cooperate with NetRatings in NetRatings' efforts to (i) cause each of the employees of the Company identified by NetRatings to execute an offer letter in the form provided by NetRatings covering such employee's employment with the Company, effective if and when the Closing occurs, and (ii) cause each of the employees of the Company to execute and deliver to the Company an Assignment of Inventions and Non-Disclosure Agreement in the form provided by NetRatings.

        (b) On or as soon as practicable following the Closing Date, all employees of the Company, and, as of their respective hire dates with the Company or NetRatings or any of their respective subsidiaries, all employees of ACN and its affiliates who are Dedicated Employees (as defined in the Services Agreement) and who following the Closing Date become employees of the Company or NetRatings or any of their respective subsidiaries as contemplated by the Services Agreement (collectively, the "Company Employees"), shall be entitled to participate in all employee benefit plans, programs and arrangements maintained by NetRatings for the benefit of similarly situated employees as of the Closing Date or such hire date, as applicable (the "NetRatings Plans"). From and after the Closing Date, or, with respect to Dedicated Employees, their respective hire dates with the Company or NetRatings or any of their respective subsidiaries, NetRatings shall, to the extent permitted by the NetRatings Plans as of the Closing Date, cause the NetRatings Plans to (i) credit the Company Employees with all of the years and months of service they had been credited with under any comparable plan in which such Company Employees participated prior to the Closing Date or hire date (as applicable), (ii) waive any pre-existing condition of the Company Employees for purposes of any employee welfare plan (within the meaning of Section 3(1) of ERISA) maintained by NetRatings to the extent such condition was covered under the applicable plan maintained by the Company, and (iii) recognize expenses and claims that are incurred by a Company Employee in the year in which the Closing Date or hire date (as applicable) occurs and were recognized by a similar Company Employee Plan for the purpose of computing deductible amounts, co-payments or other limitations on coverage under the NetRatings Plans.

      5.11  Reorganization.  NetRatings and the Company shall each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368 of the Code. NetRatings, the Company and the Surviving Corporation will not take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" described in Section 368(a) of the Code with respect to which no gain or loss will be recognized by a shareholder of the Company on the conversion of the Company Capital Stock into NetRatings Common Stock pursuant to the Merger, including, without limitation, the transfer or other disposition by Surviving Corporation of its assets or properties.

      5.12  Expenses.  Whether or not the Merger is consummated, all costs and expenses incurred by or on behalf of NetRatings in connection with this Agreement and the transactions contemplated hereby shall be paid by NetRatings, and all costs and expenses incurred by or on behalf of the Company or ACN in connection with this Agreement and the transactions contemplated hereby shall be paid by ACN.

      5.13  Indemnification and Insurance.

        (a) The Company and, from and after the Effective Time, NetRatings and the Surviving Corporation (each an "Indemnifying Party" and collectively the "Indemnifying Parties") shall jointly and severally indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of the Company and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (each an "Indemnified Party" and collectively the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or employee of the Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time, including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the full extent a corporation is permitted under the Delaware Law to indemnify its own directors, officers and employees, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel reasonably satisfactory to them and the Company (or them and NetRatings and the Surviving Corporation after the Effective Time), (ii) the Company (or after the Effective Time, NetRatings and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for, and all other reasonable costs and expenses of, the Indemnified Parties promptly as statements therefor are received, and (iii) the Company (or after the Effective Time, NetRatings and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter; provided, however, that none of the Company, NetRatings or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.13, upon learning of such claim, action, suit, proceeding or investigation, shall promptly notify the Company, NetRatings or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 5.13, except to the extent such failure materially prejudices the defense of such claim, action, suit, proceeding or investigation), and shall deliver to the Company (or after the Effective Time, NetRatings and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the Delaware Law. The obligations of the parties set forth in this Section 5.13 shall be in the furtherance of and not in limitation of the succeeding paragraphs of this Section 5.13.

        (b) From and after the Effective Time, the Surviving Corporation (or, in the event the Surviving Corporation is dissolved or otherwise no longer in existence, NetRatings) will fulfill, assume and honor in all respects the indemnification obligations of the Company pursuant to Delaware Law, the Company's certificate of incorporation and bylaws and any indemnification agreement between the Company and any of the Company's directors and officers existing and in force as of the Effective Time (including this Agreement).

        (c) NetRatings and the Surviving Corporation shall, until the sixth anniversary of the Effective Time or such earlier date as may be mutually agreed upon by NetRatings, the

    Surviving Corporation and each person entitled to the benefits of this Section 5.13, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by or on behalf of the Company as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend more than an amount equal to 150% (the "Insurance Amount") of the current amount expended by the Company to maintain or procure insurance coverage pursuant hereto and further provided that if NetRatings is unable to maintain or procure insurance in the amount of coverage existing at the Effective Time for the Insurance Amount, NetRatings shall use its reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

        (d) If the Surviving Corporation does not have sufficient capital to comply with its obligations under this Section 5.13, NetRatings shall provide the Surviving Corporation with such capital.

      5.14  Termination of Existing Agreements.  On the Closing Date, as of the Effective Time, the following agreements shall be automatically terminated and shall cease to be of any further legal effect (except for provisions that expressly survive such termination by their terms and except that such termination shall not affect the obligation of any party thereto to pay any amounts payable by such party thereunder as of the time of termination) with no further action required to be taken by any party thereto in order to effect such termination: (a) the Company Stockholders Agreement, (b) the Company Rights Agreement, (c) the Company Operating Agreement and (d) the Company Side Letter.

      5.15  Services Agreement and Post-Closing Agreement.  On the Closing Date, substantially contemporaneously with the occurrence of the Effective Time, the Surviving Corporation, NetRatings and ACN shall enter into a Services Agreement (the "Services Agreement"), and the Surviving Corporation and ACN shall enter into a Post-Closing Agreement (the "Post-Closing Agreement"), in substantially the forms attached to this Agreement as Annex B-1 and Annex B-2, respectively.

      5.16  Modification of International Operations; Transition Matters.  The parties hereto acknowledge and agree that ACN, directly or through certain of its affiliates, and the Company shall be entitled, subject to NetRatings' prior written consent, which consent shall not be unreasonably withheld or delayed, to take any and all such actions as they may deem to be reasonably necessary, appropriate or desirable in order to effect or further the discontinuation, reduction or other modification of the international operations of the Company (and, to the extent relating to the Company, ACN), in the manner contemplated by Annex C to this Agreement (any such actions, collectively, the "Transition Matters"). ACN, NetRatings, the Company and the Surviving Corporation acknowledge and agree that any and all costs and expenses relating to or incurred in connection with the Transition Matters, whether incurred by ACN (or any affiliate thereof) or any other Person, and whether incurred prior to, at or after the Effective Time, including, without limitation, severance or other costs and expenses incurred in connection with the termination of any employee's employment with ACN, the Company or otherwise (collectively, "Transition Costs"), are to be borne and paid or reimbursed as provided in this Section 5.16. On the Closing Date (or, if earlier, the date of termination of this Agreement), NetRatings shall pay or reimburse ACN for (i) the full amount of any and all Transition Costs incurred by ACN and/or any of its affiliates (other than the Company) and 80% of any and all Transition Costs paid by the Company, in each case, from the date hereof through the Effective Time, in the event the Merger becomes effective, and (ii) 50% of any and all Transition Costs incurred by ACN and/or any of its affiliates (other than the Company) and 30% of any and all Transition Costs paid by the Company, in each case, from the date hereof through the date of termination of this Agreement, in the event this Agreement is terminated before the Merger becomes effective. From and after the Effective Time, NetRatings and/or the Surviving Corporation shall pay or reimburse ACN and its affiliates (other than the Company) for the full amount of any and all Transition Costs incurred by ACN and/or any of its affiliates in accordance with this Section 5.16 from and after the Effective Time. Notwithstanding anything to the contrary set forth herein, the taking or implementation of any Transition Matter or incurrence or payment of any Transition Cost by the Company or ACN (or an affiliate thereof) shall not, in and of itself, constitute a breach of any representation, warranty, agreement or covenant of the Company or ACN contained herein.

      5.17  Repayments.

        (a) On or before the Closing Date or, if earlier, the date of termination of this Agreement, subject to Section 5.17(c), NetRatings shall pay to ACN all amounts due and payable by NetRatings to ACN in respect of capital contributions made by ACN to the Company during the Initial Funding Period (as defined in the Company Stockholders Agreement) in respect of the Company's requirements for Shared Funding (as defined in the Company Stockholders Agreement), as set forth in any invoices therefor previously or hereafter delivered by ACN to NetRatings on or prior to the Closing Date.

        (b) Notwithstanding anything to the contrary set forth in the Company Stockholders Agreement (including, without limitation, Section 5.3 thereof), all funding requirements of the Company for the period beginning on September 23, 2001 and ending on the Closing Date or, if earlier, the date of termination of this Agreement (the "Stub Funding Period"), shall be provided by ACN or an affiliate thereof (other than NetRatings) during the Stub Funding Period by such person's making (or causing to be made) capital contributions to the Company in a manner consistent with past practice. On the Closing Date (or, if earlier, the date of termination of this Agreement), subject to Section 5.17(c), NetRatings shall pay to ACN (i) NetRatings' proportionate share (i.e., a share equal to NetRatings' proportionate ownership of the outstanding voting stock of the Company) of all capital contributions made by ACN to the Company during the Stub Funding Period, plus (ii) interest on such amount at a fixed rate based upon the prime rate published by the Wall Street Journal as of the date the relevant capital contribution is made or caused to be made, all as set forth in the invoices therefor delivered by ACN to NetRatings on or before the Closing Date (or such termination date).

        (c) Notwithstanding anything to the contrary provided in this Section 5.17, NetRatings may defer making payments to ACN on or prior to the Closing Date (or, if earlier, the date of termination of this Agreement) of any portion of the amounts set forth in an invoice delivered to NetRatings under Section 5.17(a) and 5.17(b) if and to the extent that NetRatings asserts not later than the Closing Date (or such termination date), in good faith, that it is not obligated to pay the same (collectively "Disputed Amounts") in a certificate of its Chief Financial Officer furnished to ACN (i) certifying NetRatings' good faith dispute as to specific Disputed Amounts as to which payment is deferred by NetRatings on or prior to the Closing Date in reliance upon this Section 5.17(c), (ii) identifying all such Disputed Amounts in reasonable detail, and (iii) describing in reasonable detail the basis for NetRatings' good faith dispute as to any such Disputed Amounts, separately identifying any such good faith dispute and as they relate to amounts for which it has received invoices under Section 5.17(a) and (b), respectively. Promptly following receipt of such certificate by ACN, NetRatings and ACN shall endeavor in good faith to resolve any disagreement regarding the Disputed Amount, and no later than 10 days after receipt of such certificate by ACN (if such disagreement has not been resolved prior to such time), NetRatings and ACN shall submit the disagreement regarding Disputed Amounts to Ernst & Young LLP or another nationally recognized firm of independent accountants mutually agreed upon by ACN and NetRatings (the "Accountants") for resolution, and shall instruct the Accountants to make a final determination as to the amount NetRatings is required to pay to ACN with respect to such Disputed Amounts within 60 days after the same are submitted to the Accountants for resolution hereunder. The determination of the Accountants as to the amount NetRatings is required to pay to ACN with respect to Disputed Amounts shall be final, conclusive and binding upon ACN and its affiliates and NetRatings for all purposes; and NetRatings shall pay to ACN any such amount as determined by the Accountants within three days of the Accountants' determination. NetRatings and ACN shall give the Accountants such reasonable access to their respective books, records, workpapers and personnel as the Accountants may request, and shall otherwise reasonably cooperate with the Accountants, in order to facilitate the resolution of the Disputed Amounts as contemplated by this Section 5.17(c). Neither ACN nor NetRatings shall have any ex parte meetings or communications with the Accountants without the prior written consent of the other. The fees and expenses of the Accountants shall be borne equally by ACN and NetRatings.

        (d) All amounts accrued and owing by the Company to ACN and its affiliates and to NetRatings as of the Closing Date, including but not limited to amounts accrued and owing by the Company to ACN and its affiliates pursuant to those various Independent Representative Service Agreements between the Company, on the one hand, and ACN or an affiliate thereof, on the other hand, shall be paid in full on or before the Closing Date.

    6.  Conditions to the Merger.

      6.1  Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in writing by agreement of each such the party hereto (in the case of NetRatings, upon the approval of a majority of the Independent Directors):

        (a)  Stockholder Approval.  This Agreement and the Merger shall be approved and adopted by the stockholders of the Company by the requisite vote under Delaware Law and the Company's certificate of incorporation.

        (b)  No Injunctions or Restraints; Illegality.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending, which could reasonably be expected to have a Material Adverse Effect on NetRatings, either individually or combined with the Surviving Corporation after the Effective Time, or ACN, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

        (c)  Governmental Approval.  ACN (and its affiliates, excluding NetRatings and its subsidiaries), NetRatings, the Company and Merger Sub shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the transactions contemplated hereby under the Foreign Antitrust Laws.

      6.2  Additional Conditions to the Obligations of NetRatings and Merger Sub.  The obligations of NetRatings and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in writing by NetRatings upon the approval of a majority of the Independent Directors:

        (a)  Representations, Warranties and Covenants.  The representations and warranties of the Company and ACN in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties to be true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, and NetRatings shall have received a certificate to such effect executed on behalf of the Company and ACN by the chief executive officer and chief financial officer of the Company and ACN, respectively.

        (b)  Performance of Obligations.  The Company shall have performed and complied in all material respects with all covenants, obligations and conditions in this Agreement required to be performed and complied with by it as of the Closing, and NetRatings shall have received a certificate to such effect executed on behalf of the Company and ACN by the chief executive officer and chief financial officer of the Company and ACN, respectively.

        (c)  Third Party Consents.  All consents or approvals required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain such consents or approvals, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company.

        (d)  Acquisition of JMM.  The closing of the merger of JMM with and into a subsidiary of NetRatings contemplated by that certain Agreement and Plan of Merger (the "JMM Merger Agreement"), dated as of the date hereof, among NetRatings, JMM and such NetRatings subsidiary shall have occurred or shall be occurring simultaneously with the Closing.

        (e)  No Material Adverse Change.  From the date hereof, there shall not have occurred any change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of the Company which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

        (f)  Services Agreement and Post Closing Agreement.  ACN shall have duly executed counterpart signature pages of each of the Services Agreement and the Post-Closing Agreement and delivered the same to NetRatings.

        (g)  No Governmental Litigation.  (x) There shall not be pending or threatened in writing any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved (other than as a tribunal), and (y) none of NetRatings, ACN (or any of its affiliates) or the Company shall have received any written communication from any Governmental Entity in which such Governmental Entity indicates that it intends to commence any legal proceeding or take any other action, in the case of clause (x) or (y), (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) relating to the Merger and seeking to obtain from NetRatings or the Company any relief that could reasonably be expected to have a Material Adverse Effect on NetRatings (after giving effect to the consummation of the Merger in the case of any such relief sought from the Company), (iii) seeking to prohibit or limit in any material respect NetRatings' ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company, or (iv) which would materially and adversely affect the right of NetRatings or the Company to own the assets or properties or operate the business of the Company.

        (h)  Amendment of NMR Operating Agreement.  The Operating Agreement, dated August 15, 1999, between NetRatings and NMR shall be amended pursuant to the NMR Commissions Agreement in the form attached hereto as Annex D.

      6.3  Additional Conditions to Obligations of the Company and ACN.  The obligations of the Company and ACN to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived in writing by the Company or ACN:

        (a)  Representations, Warranties and Covenants.  The representations and warranties of NetRatings and Merger Sub in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and at and as of the Closing as though such representations and warranties were made on and as of such time (except for such representations and warranties that speak specifically as of the date hereof or as of another date, which shall be true and correct as of such date), disregarding for the purposes of such determination any "Material Adverse Effect" or other materiality qualifiers set forth in such representations and warranties, except for such failures of such representations and warranties to be true and correct as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NetRatings, and the Company shall have received a certificate to such effect executed on behalf of NetRatings and Merger Sub by the chief executive officer and chief financial officer of NetRatings and Merger Sub, respectively.

        (b)  Performance of Obligations.  NetRatings and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions in this Agreement required to be performed and complied with by them as of the Closing, and the Company shall have received a certificate to such effect executed on behalf of NetRatings and Merger Sub by the chief executive officer and the chief financial officer of NetRatings and Merger Sub, respectively.

        (c)  No Material Adverse Change.  Since the date hereof, there shall not have occurred any adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of NetRatings which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on NetRatings.

        (d)  Nasdaq Listing.  The NetRatings Common Stock to be issued in connection with the Merger shall have been authorized for listing on the NNM upon official notice of issuance.

        (e)  No Governmental Litigation.  (x) There shall not be pending or threatened in writing any legal proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved (other than as a tribunal), and (y) none of NetRatings, ACN (or any of its affiliates) or the Company shall have received any written communication from any Governmental Entity in which such Governmental Entity indicates that it intends to commence any legal proceeding or take any other action, in the case of clause (x) or (y), (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) relating to the Merger and seeking to obtain from ACN or any affiliate thereof any relief that could reasonably be expected to have a Material Adverse Effect on ACN or such affiliate or (iii) which would materially and adversely affect the right of ACN or any of its affiliates to own their respective assets or properties or operate their respective businesses.

        (f)  Repayments to ACN.  NetRatings and the Company shall have repaid to ACN and its affiliates the amounts contemplated to be repaid thereto under Section 5.17.

        (g)  Transition Costs.  ACN and its affiliates shall have been reimbursed by NetRatings for any and all Transition Costs incurred by ACN and/or its affiliates from the date of this Agreement through and including the Effective Time.

    7. Termination; Amendment.

      7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Section 7.1(b) through Section 7.1(d), by written notice by the terminating party to the other party), provided that any termination by NetRatings or with NetRatings' consent shall be subject to the approval of a majority of the Independent Directors:

        (a) by the mutual written consent of NetRatings and ACN;

        (b) by either NetRatings or ACN if the Merger shall not have been consummated by March 31, 2001; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available (i) to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date, or (ii) to ACN in the event the Company's failure to fulfill any such obligation has been the cause of or resulted in the failure of the Merger to occur on or before such date, or (iii) to NetRatings in the event the Merger Sub's failure to fulfill any such obligation has been the cause of or resulted in the failure of the Merger to occur on or before such date;

        (c) by either NetRatings or ACN if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its material obligations under this Agreement;

        (d) by either NetRatings if there has been a material breach of any representation, warranty, covenant or agreement on the part of ACN or the Company set forth in this Agreement or by ACN if there has been a material breach of any representation, warranty, covenant or agreement on the part of NetRatings or Merger Sub set forth in this Agreement, in any case, which breach (i) causes the conditions set forth in Section 6.1 or 6.2 (in the case of termination by NetRatings) or Section 6.1 or 6.3 (in the case of termination by ACN) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from another party.

        (e) by NetRatings if the JMM Merger Agreement shall have been terminated for any reason.

      7.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1, there shall be no liability or obligation on the part of NetRatings, the Company, ACN, Merger Sub or their respective officers, directors, or stockholders, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided, that the provisions of Sections 5.4, 5.5, 5.12, 5.16, 5.17 and 9 shall remain in full force and effect and survive any termination of this Agreement.

      7.3  Amendment.  This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors, including, in the case of NetRatings, a majority of the Independent Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.  Indemnification.

      8.1  Survival of Representations and Warranties.  All representations and warranties made by the Company, ACN, NetRatings or Merger Sub herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the first anniversary of the Closing Date (sometimes referred to herein as the "Termination Date").

      8.2  Indemnification by ACN.  Subject to the limitations set forth in this Section 8, ACN hereby agrees to indemnify, defend and hold harmless NetRatings and the Surviving Corporation and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may control NetRatings or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as a "NetRatings Indemnified Person" and collectively as the "NetRatings Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees (collectively, "Damages"), arising out of or relating to: (i) any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by the Company or ACN in this Agreement, provided, that ACN shall have no obligation under this Section 8.2 or otherwise to indemnify the NetRatings Indemnified Persons for any Damages arising out of or relating to any misrepresentation or inaccuracy in, or any breach of, any representation or warranty set forth in this Agreement if such misrepresentation, inaccuracy or breach arises out of or relates to the taking by ACN (or its affiliates) or the Company of any Transition Matter or the incurrence by ACN (or its affiliates) or the Company of any Transition Costs, in each case, as contemplated by Section 5.16, to the extent (x) such Damages would have been reasonably likely to have been incurred as Transition Costs regardless of whether the representations and warranties of the Company and ACN were true and correct on and as of the date of this Agreement and (y) the actions taken by ACN or an affiliate thereof in connection with the Transition Matters that gave rise to such Transition Costs were performed in a manner that did not constitute willful misconduct or gross negligence by ACN or an affiliate thereof; or (ii) any liability of the Company for Taxes of any other Person that is or was a member of a group the common parent of which is ACN or ACN Holdings, Inc. under Treasury Regulation § 1.1502-6 or any similar provision of state, local or foreign law. The sole recourse of the NetRatings Indemnified Persons against ACN and its affiliates for any Damages for which indemnification is to be provided under clause (i) of this Section 8.2 shall be indemnification under this Section 8, and each NetRatings Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

      8.3  Indemnification by NetRatings and Merger Sub.  Subject to the limitations set forth in this Section 8, NetRatings hereby agrees to indemnify, defend and hold harmless ACN and its officers, directors, agents, attorneys and employees, and each person who controls or may control ACN or the Company within the meaning of the Securities Act (hereinafter referred to individually as a "Company Indemnified Person" and collectively as the "Company Indemnified Persons") from and against any and all Damages arising out of or relating to: (i) any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by NetRatings or Merger Sub in this Agreement; (ii) the operation of the business of the Surviving Corporation after the Closing; or (iii) any Transition Costs incurred by ACN or its affiliates. The sole recourse of the Company Indemnified Persons against NetRatings for any Damages for which indemnification is to be provided under clause (i) of this Section 8.3 (other than a breach of or default under Section 5.16 or 5.17) shall be indemnification under this Section 8.3, and each Company Indemnified Person shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer.

      8.4  Time Limitations.

        (a) If the Closing occurs, ACN will have no obligation to indemnify any NetRatings Indemnified Persons for any Damages with respect to any representation or warranty or any covenant, agreement or obligation to be performed and complied with prior to the Closing Date, unless on or before the Termination Date, NetRatings or such NetRatings Indemnified Person notifies ACN of a claim for such indemnification specifying the factual basis of the claim in reasonable detail to the extent then known by NetRatings or such NetRatings Indemnified Person. A claim for indemnification or reimbursement not based on any representation or warranty or any covenant or obligation to be performed and complied on or prior to the Closing Date may be made at any time, subject to applicable statutes of limitation.

        (b) Subject to the immediately following sentence, if the Closing occurs, NetRatings will have no obligation to indemnify any Company Indemnified Persons for any Damages with respect to any representation or warranty or any covenant, agreement or obligation to be performed and complied with prior to the Closing Date, unless on or before the Termination Date, ACN or such Company Indemnified Person notifies NetRatings of a claim for such indemnification specifying the factual basis of the claim in reasonable detail to the extent then known by ACN or such Company Indemnified Person. A claim for indemnification or reimbursement not based on any representation or warranty or any covenant or obligation to be performed and complied with on or prior to the Closing Date, a claim for indemnification under clause (ii) or (iii) of the first sentence of Section 8.3 and a claim for breach of or default under Sections 5.16 or 5.17 may be made at any time, subject to applicable statutes of limitation.

      8.5  Limitations on Amount.

        (a) ACN will have no liability to indemnify any NetRatings Indemnified Person for any Damages under Section 8.2 except and to the extent that the total of all Damages incurred by NetRatings Indemnified Persons thereunder exceeds $375,000. Notwithstanding anything to the contrary herein, in no event shall ACN be obligated to indemnify the NetRatings Indemnified Persons, together, for Damages under clause (i) of Section 8.2 exceeding $13,750,000 in the aggregate.

        (b) NetRatings will have no liability to indemnify any Company Indemnified Person for any Damages under clause (i) of the first sentence of Section 8.3 (other than a claim for indemnification based upon a breach of or default under Sections 5.16 or 5.17) except and to the extent that the total of all Damages incurred by Company Indemnified Persons thereunder exceeds $375,000. Notwithstanding anything to the contrary herein, in no event shall NetRatings be obligated to indemnify the Company Indemnified Persons, together, for Damages under clause (i) the first sentence of Section 8.3 (other than in connection with claims for indemnification based upon a breach of or default under Sections 5.16 or 5.17) exceeding $13,750,000 in the aggregate.

      8.6  Third Party Claims.

        (a) Promptly after receipt by an indemnified party under Section 8.2 or 8.3 of notice of the commencement of any action or proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such action or proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the defense of such action is actually prejudiced by the indemnified party's failure to give such notice.

        (b) If any action or proceeding referred to in Section 8.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such action or proceeding, the indemnifying party will be entitled to participate in such action or proceeding and, to the extent that it wishes (unless the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such action or proceeding and provide indemnification with respect to such action or proceeding), to assume the defense of such action or proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such action or proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 8 for any fees of other counsel or any other expenses with respect to the defense of such action or proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such action or proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of an action or proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of laws or regulations or any violation of the rights of any person or entity and no effect on any other claims that may be made against the indemnified party and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party. If notice is given to an indemnifying party of the commencement of any action or proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such action or proceeding, the indemnifying party will be bound by any determination made in such action or proceeding or any compromise or settlement effected by the indemnified party.

        (c) NetRatings hereby consents to the non-exclusive jurisdiction of any court in which an action or proceeding is brought against any Company Indemnified Person for purposes of any claim that a Company Indemnified Person may have under this Agreement with respect to such action or proceeding or the matters alleged therein, and agrees that process may be served on NetRatings with respect to such a claim anywhere in the world. ACN hereby consents to the non-exclusive jurisdiction of any court in which an action or proceeding is brought against any NetRatings Indemnified Person for purposes of any claim that a NetRatings Indemnified Person may have under this Agreement with respect to such action or proceeding or the matters alleged therein, and agrees that process may be served on ACN with respect to such a claim anywhere in the world.

    9.  General Provisions.

      9.1  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) upon receipt if delivered personally, (ii) three (3) business days after being mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) one (1) business day after it is sent by nationally recognized commercial overnight courier service, or (iv) upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address, or at such other address for a party as shall be specified upon ten (10) days prior notice given in the manner contemplated by this Section 9.1:

        (a) if to NetRatings or Merger Sub, to:

        NetRatings, Inc.
        890 Hillview Court
        Suite 300
        Milpitas, CA 95035
        Attention: Jack Lazar
        Fax: (408) 586-0208
        Tel: (408) 957-0699

        with a copy to:

        Gray Cary Ware & Freidenrich LLP
        400 Hamilton Avenue
        Palo Alto, CA 94301
        Attention: Mark F. Radcliffe, Esq.
        Fax: (650) 833-2001
        Tel: (650) 833-2000

        (b) if to the Company, to:

        ACNielsen eRatings.com
        Stamford Landing
        62 Southfield Avenue
        Stamford, CT 06902
        Attention: Chuck Cunningham
        Fax: (203) 602-4500
        Tel: (203) 602-4506

        with a copy to:

        Kaye Scholer LLP
        425 Park Avenue
        New York, NY 10022
        Attention: Emanuel Cherney, Esq.
        Fax: (212) 836-8689
        Tel: (212) 836-8000

        (c) if to ACN, to:

        ACNielsen
        177 Broad St
        Stamford, CT 06901
        Attention: Earl H. Doppelt
        Fax: (203) 961-3179
        Tel: (203) 961-3320

        with a copy to:

        Kaye Scholer LLP
        425 Park Avenue
        New York, NY 10022
        Attention: Emanuel Cherney, Esq.
        Fax: (212) 836-8689
        Tel: (212) 836-8000

      9.2  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      9.3  Entire Agreement.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits and schedules hereto, including the Company Disclosure Schedule, together constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms.

      9.4  Assignment.  This Agreement shall not be assigned, by any party hereto, by operation of law or otherwise, without the written consent of the other parties; provided, that ACN shall be entitled without obtaining such consent to assign its rights and obligations under this Agreement to any affiliate of ACN

      9.5  No Third Party Beneficiary.  This Agreement is not intended to confer upon any other person any rights or remedies hereunder, other than the persons entitled to indemnification under Sections 5.13 and 8 which persons are intended third party beneficiaries of such Sections 5.13 and 8 and shall be entitled to enforce such Sections 5.13 and 8 directly.

      9.6  Severability.  In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

      9.7  Remedies Cumulative.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      9.8  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to parties residing in the State of Delaware, without regard applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated hereby and it agrees that process may be served upon it in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process.

      9.9  Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.10  Enforcement.  Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

      9.11  Waiver.  Any waiver of any of the terms or conditions of this Agreement must be in writing and must be duly executed by or on behalf of the party to be charged with such waiver. Any waiver by NetRatings must be approved by the Board of Directors of NetRatings, including a majority of the Independent Directors. The failure of a party to exercise any of its rights hereunder or to insist upon strict adherence to any term or condition hereof on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date. Further, no waiver of any of the terms and conditions of this Agreement shall be deemed to or shall constitute a waiver of any other term of condition hereof (whether or not similar).

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

ACNIELSEN ERATINGS.COM	NETRATINGS, INC.
By: /s/ Michael Elias	By: /s/ David J. Toth
Title: Vice President	Title: Chief Executive Officer and President
ACNIELSEN CORPORATION	ESTANCIA ACQUISITION CORP.
By: /s/ Michael Elias	By: /s/ David J. Toth
Title: Vice President	Title: Chief Executive Officer and President

LIST OF EXHIBITS AND ANNEXES

Annex A	Amended and Restated Paragraph 4 of the Company's Certificate of Incorporation
Annex B-1	Form of Services Agreement
Annex B-2	Form of Post-Closing Agreement
Annex C	Company International Operations Plan of Modification
Annex D	Form of NMR Commissions Agreement

ANNEX A

Amended and Restated Paragraph 4 of the Company's Certificate of Incorporation

    4. The Corporation shall have the authority to issue a total of 100 shares of common stock, $.001 par value per share.

ANNEX B-1

Form of Services Agreement

Annex B-1

SERVICES AGREEMENT

    THIS SERVICES AGREEMENT (this "Agreement") is entered into as of              , 200      (the "Effective Date") by and between ACNielsen Corporation, a Delaware corporation with a place of business at 177 Broad Street, Stamford, Connecticut ("ACNielsen"), NetRatings, Inc., a Delaware corporation with its principal place of business at 890 Hollview Court, Milpitas, California, 95035 ("NetRatings"), and ACNielsen eRatings.com, a Delaware corporation with its principal place of business at 177 Broad Street, Stamford, Connecticut ("eRatings" and, together with ACNielsen and NetRatings, the "Parties"). In consideration of the mutual promises contained in this Agreement, the Parties hereby agree as follows:

    1.  Services and Relationship.

  1.
  ACNielsen and/or one or more of its subsidiaries (collectively, the "ACNielsen Group") shall render to the eRatings Business (as defined below) the services set forth herein (the "Services") on the terms and subject to the conditions set forth in this Agreement. For the purposes of this Agreement, the "eRatings Business" means the business and operations actually conducted by eRatings on the date of this Agreement, at the specific locations in the Operating Locations at which such business and operations are conducted on the date of this Agreement, whether such business and operations continue to be conducted by eRatings, are conducted by one or more subsidiaries of eRatings [or IBOPE.eRatings.com]1 [or Mediatemetrie eRatings.com]2 or are conducted by NetRatings or one or more subsidiaries of NetRatings. The obligation of the ACNielsen Group to provide the Services hereunder shall be to provide such Services at substantially the levels at which they are being provided on the date of this Agreement. The Services shall consist of:

1
Note: Bracketed language to be included if as of the date of the Agreement the ACNielsen Group actually provides services to IBOPE eRatings.com.
2
Note: Bracketed language to be included if as of the date of the Agreement the ACNielsen Group actually provides services to Mediametrie eRatings.com.

  1.
  Making available to the eRatings Business during the Term (as defined in Section 6), on the terms and subject to the conditions set forth herein, the services of the individuals listed on Exhibit A hereto (the "Dedicated Employees"), each of whom is currently an employee of a member of the ACNielsen Group and each of whom currently is dedicated to, and performs services only for eRatings. The services currently being provided to eRatings by the Dedicated Employees include, without limitation, (A) marketing services, including sales leads, introducing potential clients, and assisting in client relations issues; and (B) Internet measurement panel enumeration and management services. With respect to any individual listed on Exhibit A hereto, the ACNeilsen Group shall cease to be obligated to make the services of such individual available to the eRatings Business as a Dedicated Employee and, subject to the express terms and conditions hereof eRatings and NetRatings shall cease to be obligated to pay for such services hereunder, on the earliest to occur of (1) the date he or she ceases to be an employee of the ACNielsen Group, (2) the date he or he or she otherwise ceases to be dedicated to, and perform services only for the eRatings Business, (3) the expiration of the Decision Period or, if applicable, the expiration of the Termination Period, following the delivery by eRatings of a Waiver Notice (as defined in Section 5(a)(vi)) as to such Dedicated Employee and (4) the expiration of the Term.

  2.
  The services (other than those contemplated by Section 1(a)(i) above) which are being provided by the ACNielsen Group to eRatings as of June 30, 2001, including, without limitation, the shared services (the "Shared Services") described on Exhibit B hereto.

  2.
  The Services shall be provided in the countries listed on Exhibit C hereto (each, an "Operating Location") by one or more members of the ACNielsen Group which conduct(s) business in that Operating Location. To the extent the Parties agree that it would be mutually beneficial, the relevant entities in an Operating Location may enter into a separate agreement between such parties covering the Services to be provided in such Operating Location; provided, that such separate agreement shall reflect the terms and conditions set forth in this Agreement and shall include a provision which provides that, in the event of a conflict between the terms and conditions of such other agreement and this Agreement, the terms and conditions of this Agreement shall control.

  3.
  eRatings or NetRatings shall designate in each Operating Location a representative who shall be authorized to request the Services in writing from time to time.

2.
Relationship of the Parties. The relationship of the various members of the ACNielsen Group, on the one hand, to eRatings, NetRatings and the eRatings Business, on the other, is that of an independent contractor, and this Agreement shall not be construed as creating any other sort of business relationship, including without limitation, an employment, agency, partnership or joint venture relationship.

3.
Consideration. eRatings and NetRatings, jointly and severally agree to pay the ACNielsen Group for the Services the consideration determined as set forth on Exhibit D hereto. Upon eRating's or NetRatings' request, the ACNielsen Group shall make available to them reasonable supporting documentation evidencing the direct costs described on Exhibit D hereto.

4.
Payment Terms.

1.
The ACNielsen Group shall invoice eRatings and NetRatings quarterly in arrears. Upon request, the ACNielsen Group will provide commercially reasonable detail to support the charges included in an invoice. Invoices properly rendered hereunder shall be payable within ninety (90) days of receipt. All amounts billed hereunder shall be denominated in the currency local to the entity of the ACNielsen Group which presents the invoice. Disputed amounts shall not affect payment of non-disputed amounts. eRatings and NetRatings shall pay any applicable tariff, duty, tax, or like charge, however designated, imposed by any government with respect to the Services.

2.
NetRatings and eRatings shall have the right, at their sole cost and expense, during reasonable business hours and upon reasonable advance notice to review the computer printouts and reports and other books and records of the ACNielsen Group to the extent that the same relate to the Services provided by the ACNielsen Group hereunder; provided, that the right granted to NetRatings and eRatings under this Section 4(b) shall not be exercised in total more frequently that once per calendar quarter.

5.
Dedicated Employee Matters.

1.
With respect to each Dedicated Employee, during the period beginning on the Effective Date and ending on the earlier to occur of (1) the expiration of the Term and (2) such employee's Offer Expiration Date (as defined in Section 5(c)):

1.
Subject to (x) applicable laws and regulations, (y) the written employment policies of the ACNielsen Group as in effect from time to time and (z) any contract or agreement in effect on the date hereof or hereafter consented to by NetRatings governing such Dedicated Employee's employment with the ACNielsen Group, the ACNielsen Group shall not without the consent of NetRatings (such consent not to be unreasonably withheld or delayed) terminate such Dedicated Employee's employment with the ACNielsen Group.

2

    2.
    The ACNielsen Group shall not without the consent of NetRatings (such consent not to be unreasonably withheld or delayed) modify such Dedicated Employee's salary, benefits, perquisites or other compensation as in the effect on the date hereof other than (w) as required by any applicable contract or agreement in effect on the date hereof or entered into after the date hereof with the consent of NetRatings, (x) in the ordinary course of business in accordance with past practice, (y) in connection with changes to benefit plans and arrangements maintained by the ACNielsen Group and in which such Dedicated Employee participates, which changes affect such Dedicated Employee and other employees of the ACNielsen Group generally or (z) in accordance with applicable laws and regulations.

    3.
    The ACNielsen Group shall not, without the prior written consent of NetRatings, solicit, encourage or request any Dedicated Employee, or otherwise affirmatively take steps to cause any Dedicated Employee, to cease to be dedicated to, and perform services only for the eRatings Business.

    4.
    Subject to applicable laws and regulations, the ACNielsen Group shall otherwise comply with the reasonable written requests of NetRatings and eRatings as to such Dedicated Employee, including, without limitation, as to his or her compensation, benefits, perquisites and other compensation; provided, that the ACNielsen Group shall under no circumstances be obligated to terminate the employment of any Dedicated Employee at the direction of eRatings or NetRatings.

    5.
    If eRatings or NetRatings determine that the eRatings Business no longer desires that the services of such Dedicated Employee be made available to the eRatings Business under this Agreement, NetRatings may deliver a written notice to that effect (a "Waiver Notice") to ACNielsen. During the 30-day period following the date of delivery of a Waiver Notice (the "Decision Period"), the ACNielsen Group (x) may but shall not be obligated to) deliver written notice (a "Dedicated Employee Termination Notice") to NetRatings notifying NetRatings that the ACNielsen group desires to terminate the employment with the ACNielsen Group of one or more of the individuals covered by the Waiver Notice (any such individual, an "Identified Dedicated Employee") and (y) shall, if it exercises its option under the preceding clause (x) with respect to any such Identified Dedicated Employee, notify each such Identified Employee that his or her employment with the ACNielsen Group is to be terminated and in good faith begin and thereafter pursue all appropriate proceedings and actions (including the observance of any relevant notice periods and other formalities) under applicable contracts, agreements, statutes, laws, treaties and regulations to effect the termination of each such Identified Employee in accordance therewith.

    6.
    During the 30-day period (the "Final Decision Period") immediately following the date the Term expires or, if it occurs earlier the date of termination of this Agreement under Section 7, the ACNielsen Group (x) may (but shall not be obligated to) deliver written notice (a "Dedicated Employee Termination Notice") to NetRatings that the ACNielsen Group desires to terminate the employment with the ACNielsen Group of one or more of the Dedicated Employees (any such individual, an "Identified Dedicated Employee") and (y) shall, if it exercises its option under the preceding clause (x) with respect to any such Identified Dedicated Employee, notify each such Identified Employee that his or her employment with the ACNielsen Group is to be terminated and in good faith begin and thereafter pursue all appropriate proceedings and actions (including the observance of any relevant notice periods and other formalities) under applicable contracts, agreements, statutes, laws, treaties and regulations to effect the termination of each such Identified Employee in accordance therewith.

3

    7.
    For the purposes of this Agreement, the "Termination Period" with respect to any Identified Dedicated Employee means the period beginning on the date a Dedicated Employee Termination Notice covering him or her is delivered by the ACNielsen Group and ending on the date that his or her employment with the ACNielsen Group is terminated as contemplated by clause (y) of the final sentence of Section 5(a)(v) or clause (y) of the final sentence of Section 5(a)(vi), as applicable.

    8.
    Notwithstanding anything to the contrary provided in this Agreement, eRatings and NetRatings shall remain obligated to make payments to the ACNielsen Group as contemplated by Annex D with respect to any Dedicated Employee (x) during his or her Decision Period or Final Decision Period (as applicable) and, (y) if applicable, during his or her Termination Period.

  2.
  In the event that, during the Term a Dedicated Employee shall cease to be employed by the ACNielsen Group due to his or her retirement, death, disability or voluntary termination of employment, the ACNielsen Group agrees to cooperate with eRatings and NetRatings to the extent that the ACNielsen Group determines in good faith it to be reasonably practicable and appropriate to work with eRatings and NetRatings (at their cost and expense) to identify and employ an appropriate replacement individual to provide to the eRatings Business the Services previously provided by such Dedicated Employee.

  3.
  From time to time during the Transition Period, NetRatings may deliver to ACNielsen a written notice (an "Employee Conversion Notice") identifying one or more Dedicated Employees who NetRatings desires to be converted from employees of the ACNielsen Group to employees of the eRatings Business in accordance with this Section 5. Promptly after receipt by ACNielsen of an Employee Conversion Notice, ACNielsen will inform each Dedicated Employee that is covered thereby that NetRatings has requested that such Dedicated Employee cease to be an employee of the ACNielsen Group and become an employee of the eRatings Business. Thereafter, NetRatings may negotiate with any such Dedicated Employee to arrive at terms and conditions (including, without limitation, relating to salary, benefits, perquisites and similar matters) mutually satisfactory to NetRatings and such Dedicated Employee and on which he or she would accept employment with the eRatings Business. For the purposes of this Agreement, any Dedicated Employee's "Offer Expiration Date" means the 30th day following the date on which NetRatings delivers an Employee Conversion Notice with respect to such Dedicated Employee.

  4.
  For the purposes of this Agreement, the term "Indemnified Severance Costs" means any and all liabilities, damages, proceedings, claims, fines, costs and expenses (including, without limitation, severance payments), including, without limitation, reasonable attorneys fees, arising out of or in connection with, directly or indirectly, the cessation of the employment with the ACNielsen Group of any individual listed on Exhibit A hereto unless such cessation of employment (x) is effected by the ACNielsen Group in breach of Section 5(a)(i) hereof, (y) is effected by ACNielsen in a manner that constitutes a willful or grossly negligent violation of applicable laws and regulations, or (z) if eRatings delivers a Waiver Notice covering such individual and the ACNielsen Group does not deliver a related Dedicated Employee Termination Notice with respect to such individual, occurs after the expiration of his or her Decision Period. In the event that (i) NetRatings or eRatings actually pays any Indemnified Severance Costs to ACNielsen hereunder in connection with the cessation with the ACNielsen Group of any Dedicated Employee, and (ii) such Dedicated Employee is rehired by a member of the ACNielsen Group within one year following the date on which such Dedicated Employee's employment with the ACNielsen Group ceased, then ACNielsen shall reimburse NetRatings or eRatings (as applicable) for all such Indemnified Severance Costs actually paid to ACNielsen thereby.

4

  5.
  ACNielsen agrees to reasonably cooperate with NetRatings and eRatings to provide assistance to the eRatings Business in connection with any investigation by the eRatings Business of any investigation of any illegal or fraudulent activities, security breaches or similar situations relating to the eRatings Business or the Services hereunder and which involve one or more Dedicated Employees.

  6.
  The ACNielsen Group shall comply in all material respects with federal, state, county, local and other foreign and domestic laws that are applicable to the employment by the ACNielsen Group of the Dedicated Employees, including, without limitation, applicable wage and hour laws, applicable health and safety laws, applicable family and medical leave laws, applicable military leave laws and workers compensation laws, including without limitation, any applicable law or regulation that requires the ACNielsen Group to provide specified workers compensation insurance or other specified insurance coverage. ACNielsen agrees to indemnify NetRatings and eRatings and their respective officers, directors, employees and agents from and against all liabilities and claims arising from, resulting from or relating to any material breach by the ACNielsen Group of the covenant set forth in the immediately preceding sentence.

6.
Term. This term of Agreement (the "Term") shall commence on the Effective Date and shall continue until the fifth anniversary of the Effective Date, unless sooner terminated as provided in Section 8 below.

7.
Standard of Services. The ACNielsen Group shall provide the Services to the eRatings Business with substantially the same level of timeliness, competence and skill as it provides substantially similar services to itself and its affiliates.

8.
Termination.

1.
This Agreement may be terminated at any time during the Term (a) by the mutual written consent of the Parties or (b) by either Party upon a material breach by the other Party, which breach remains uncured for ninety (90) days after written notice thereof. Material breach includes, without limitation: (a) failing to pay invoices when due or (b) becoming insolvent, making a general assignment for the benefit of creditors, suffering or permitting the appointment of a receiver for its business or assets, becoming subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign (where such proceeding is not dismissed within ninety (90) days), or having wound up or liquidated, voluntarily or otherwise.

2.
ACNielsen may terminate this Agreement at any time, effective upon written notice to eRatings and NetRatings in the event a Change of Control (as defined below) occurs. For the purposes of this Agreement, a "Change of Control" means that ACNielsen's and its affiliates' (as of the Effective Date) direct or indirect ownership of the issued and outstanding shares of common stock of NetRatings is less than 5% of all of the issued and outstanding shares of common stock of NetRatings.

3.
Notwithstanding any termination of this Agreement, eRatings and NetRatings shall remain liable for any payment and other obligations incurred by them prior to termination and the provisions of paragraphs 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 shall survive.

9.
Dispute Resolution. The Parties shall submit any controversy arising out of this Agreement and not resolved through good faith negotiations ("Claim"), to arbitration by the American Arbitration Association in New York, New York. The arbitrator's judgment shall be final and binding, the exclusive remedy, and enforceable in any court of competent jurisdiction. Each Party irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, and waives all defenses based upon personal jurisdiction, forum or venue in connection with such arbitration or enforcement in such

5

  courts. The arbitrator may award only any remedies that a New York court could order, including provisional remedies but excluding ex parte relief. Each Party shall bear its own costs.

10.
Governing Law; Construction. This Agreement shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof. In the event of any inconsistency between this Agreement and any other document executed between the Parties pursuant to this Agreement, this Agreement shall control, unless the other document specifically and conspicuously states the Parties' intention otherwise.

11.
Limitation of Liability. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT: ALL SERVICES, GOODS AND FACILITIES PROVIDED HEREUNDER ARE "AS IS", "WITH ALL FAULTS" AND WITHOUT ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED. THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR USE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, RELIANCE, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, REGARDLESS OF WHETHER THE SUBJECT PARTY KNEW OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR LIABILITY ARISING UNDER SECTION 12 OR AS A RESULT OF A PARTY"S WILLFUL MATERIAL BREACH OF THIS AGREEMENT, EITHER PARTY'S MAXIMUM AGGREGATE LIABILITY UNDER ANY THEORY SHALL NOT EXCEED THE AMOUNT ACTUALLY PAID BY eRATINGS AND NETRATINGS TO THE ACNIELSEN GROUP HEREUNDER IN THE TWELVE MONTHS BEFORE THE DATE THE CAUSE OF ACTION AROSE. In the event applicable law does not permit limitation or exclusion of liability as provided in this Section, the subject limitation or exclusion of liability shall be deemed modified so as to be effective to the greatest extent permitted.

12.
Indemnification.

1.
eRatings and NetRatings jointly and severally agree to indemnify and hold harmless each member of the ACNielsen Group and their respective directors, officers, employees, shareholders and agents, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all liabilities, obligations, damages, deficiencies, expenses, actions, suits, proceedings, demands, assessments, judgments, claims, losses, fines, penalties, costs and expenses, including without limitation, costs of investigation and defense and reasonable attorneys' fees arising out of or in connection with, the willful misconduct or gross negligence of eRatings, NetRatings or the eRatings Business in connection with the Services provided by the ACNielsen Group hereunder, including, without limitation, the use or direction by the eRatings Business of any Dedicated Employee.

2.
ACNielsen agrees to indemnify and hold harmless each NetRatings and eRatings and their respective directors, officers, employees, shareholders and agents, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any and all liabilities, obligations, damages, deficiencies, expenses, actions, suits, proceedings, demands, assessments, judgments, claims, losses, fines, penalties, costs and expenses, including without limitation, costs of investigation and defense and reasonable attorneys' fees arising out of or in connection with, the willful misconduct or gross negligence of the ACNielsen Group in connection with the Services provided by the ACNielsen Group hereunder.

3.
eRatings and NetRatings, jointly and severally, agree to indemnify and hold harmless each member of the ACNielsen Group and their respective directors, officers, employees,

6

    shareholders and agents, and each of the heirs, executors, successors and assigns of any of the foregoing, from and against any Indemnified Severance Costs, without duplication of indemnity for any matters covered by clause 12(a).

13.
Force Majeure. Neither Party shall be liable to the other for any failure or delay in the performance of its obligations under this Agreement (other than its payment obligations hereunder) because of circumstances beyond its control including, but not limited to, acts of God, flood, fire, riot, accident, strikes, embargo, war, government action (including enactment of any laws, ordinances, regulations or the like which restrict or prohibit the providing of the Services or the making available of any of the Facilities) and other causes beyond its control, whether or not of the same class or kind as specifically named above. If either Party is unable to perform its obligations hereunder for any of the reasons described in this Section 12, such Party shall promptly notify the other of its inability to so perform.

14.
Notices. Notices shall be in writing and delivered by hand, courier, United States mail (prepaid and registered or certified), or fax with electronic acknowledgment of receipt, in each case to the signatories hereof, specifying their title, addressed to the addresses set forth on the signature page below, with a courtesy copy addressed to the General Counsel thereat. All such notices and communications hereunder shall for purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

15.
Miscellaneous. Except by a written instrument signed by the Party against whom enforcement is sought, this Agreement may not be amended and no breach may be waived (including, without limitation, by action or inaction). If any term of this Agreement is effectively invalidated, the remaining terms shall be unimpaired, provided that the Agreement's economic benefit not be thereby materially changed. Headings are for convenience only. The terms of this Agreement that by their sense and context are intended to survive its termination or expiration shall survive. Neither Party may assign this Agreement without the prior written consent of the other Party; provided, that any member of the ACNielsen Group may assign its obligations hereunder to any other member of the ACNielsen Group without, however, relieving ACNielsen of its obligations hereunder to the extent that the assignee does not perform such obligations.

16.
Entire Agreement. With respect to the Services, this Agreement, including the attached Exhibits which are incorporated herein by this reference, constitutes the entire agreement between the Parties and supersedes all previous and contemporaneous agreements and understandings between the Parties, whether written or oral. The Agreement may be executed in counterparts.

17.
Effect on Existing Services Agreements; Conflicts. Reference is made to the existing Independent Representative Services Agreements in effect as the date hereof (the "Existing Services Agreements"), each of which is between eRatings, on the one hand, and a member of the ACNielsen Group, on the other. The Parties agree that, (i) although the Existing Services Agreements may remain in effect following the date hereof, as between eRatings, on the one hand, and the members of the ACNielsen Group, on the other, all of the Existing Services Agreements shall on and from the date hereof, notwithstanding anything to the contrary therein, be deemed to have been terminated and superseded by this Agreement (and, if applicable, by any new services agreement entered into in the relevant Operating Location under Section 1(b) hereof) and (ii)  neither eRatings nor the ACNielsen Group shall hereafter seek to enforce against the other any of the terms, conditions or provisions of the Existing Services Agreements, in each case, except as expressly set forth in this Section 17. Notwithstanding the foregoing, eRatings shall remain obligated to make all payments due under such Existing Services Agreements through the date hereof, and shall remain responsible for any and all of its indemnification obligations thereunder.

    [Remainder of Page Intentionally Left Blank]

7

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

ACNIELSEN CORPORATION		ACNIELSEN eRATINGS.COM
By:		By:
	Name:		Name:
	Title:		Title:
NETRATINGS, INC.
By:
Name:
Title:

8

EXHIBIT A

Dedicated Employees3

3
This Exhibit A lists each person employed by the ACNielsen Group who performs services only for and is dedicated to eRatings as of October 25, 2001. The Parties agree that this Exhibit A shall be appropriately modified at the time of the execution and delivery of this Services Agreement at the Closing under the Agreement and Plan of Reorganization (the "Merger Agreement") of which this Services Agreement constitutes Annex B-1 in order to reflect and give effect to the cessation of employment with the ACNielsen Group of any such person as a result of Transition Matters (as defined in the Merger Agreement), voluntary cessation of employment, retirement, disability, etc. between the date of the Merger Agreement and the Effective Time (as defined in the Merger Agreement).

Mark Henning	Sales Director	Australia
Lloyd Parala	Sales Director	Australia
Monique Perry	Director of Client Service, Pacific	Australia
Laurence Primona	Help-Desk	Australia
Andrew Reid	Senior Analyst – Asia Pacific	Australia
Rachel Shaw	Training and Account Service Exec.	Australia
Mandie Tyler	Panel Manager	Australia
Michael Schneider	Sales Director	Austria
Wim Keyaerts	Sales Director	Belgium
Rocker Wong	Sales Director	China
Anna Zu	Panel Controller	China
Hans Yu	Executive Director eRatings.com – China	China
Marianne N. Friis	Client Service Manager	Denmark
Eva Jonsson	Panel Controller	Denmark
Rikke Kjaegaard	Panel Controller	Denmark
Johan Lanhed	Director, Panel Ops	Denmark
Richard Nielsen	Panel Controller	Denmark
Jorgen Nyman	Technical Support	Denmark
Kirsten Skovbaek	Panel Controller	Denmark
Simon Svegaard	Sales Director	Denmark
Tatjana Cicvara	Temporary Panel Controller	Denmark
Elizabeth Lutzhoft	Panel Controller	Denmark
Mika Salmi	Panel Controller	Denmark
Jan Nystrom	Sales Director	Finland
Holger Alexander	Sales Director	Germany
Robert Fischer	Sales Director	Germany
Ilke Timmerman	Panel Controller	Germany
Regine Wagner	Panel Controller	Germany
Jim Hayes	Sales Director	Germany
Helen Au	Assistant Manager, Client Service, Asia	Hong Kong
Hugh Bloch	MD, Hong Kong	Hong Kong
Shirley Cheng	Panel Controller	Hong Kong
Terrence Li	Coding Controller	Hong Kong
Peter Steyn	Sales Director	Hong Kong
Kirsten Todd	Associate Director, Operations	Hong Kong

9

Terrence Li	Coding Controller	Hong Kong
Sandeep Gupta	Director, Sales & Marketing	India
Vijay Sonawane	Manager Operations	India
Karen Kelly	Sales Director	Ireland
Deborah Somers	Executive Assistant	Ireland
Fred O'Connell	Chief of International	Ireland
Kate Shanahan	Dir. New Bus. Operations	Ireland
Sarit Chehanowitz	Sales Director	Israel
Sarit Mannor	Panel Manager	Israel
Tsafi Segal	Panel Controller	Israel
Marco Barbaccia	Director, Panel Ops	Italy
PierpaoloBenini	Panel Controller	Italy
Claudio Bonecchio	Panel Controller	Italy
Alan Farrugia	Panel Operations Director, Southern Europe	Italy
Alessandra Gaudino	Senior Analyst	Italy
Salvatore Ippolito	Director of Marketing, Europe	Italy
Guida Mazzoccola	Client Service Manager, Italy	Italy
Cristina Papini	Sales Account Manager	Italy
Rommy Pinero	Panel Controller (Sp)	Italy
Daniele Sommavilla	Director, Italy	Italy
Eunjoo Bank	Daeri Operations	Korea
Y.J. Kim	Chajang Operations	Korea
T.H. Kim	Sales Director	Korea
John Timman	Sales Director	Netherlands
Scott Barber	Director, Global Tech	New Zealand
Rick Burns	Panel Manager	New Zealand
Kerry Hawkins	Sales Director	New Zealand
Yuri Masharov	Principal Analyst	New Zealand
Brian Milnes	MD, Pacific	New Zealand
Mabel Yip	Statistical Executive	New Zealand
Nick Campbell	Client Service Exec.	New Zealand
Richard Watt	Jr. Programmer	New Zealand
Arne Isaksen	Sales Director	Norway
Marcelo Leite	Sales Director	Portugal
Musica Chow	Panel Controller	Singapore
Chin Fee Hoe	MD, South Asia	Singapore
Rosemary Lim	Client Service Manager, Singapore	Singapore
Bee Lee Lim	Panel Manager	Singapore
Yvette Fuser	Panel Manager	S. Africa
Vincent Chua	Help-Desk	Singapore
Sue Bolton	Sales Director	S. Africa
Dawn Spadoni	Panel Controller	S. Africa
Carmen G. Acebo	Sales Director	Spain
Aitor Andres	Sales Director	Spain
Maria Stella Carrasco	Client Service Manager	Spain
Gustavo Nunez	Sales Director	Spain
Bjorn Engwall	Director, Sales and Marketing	Sweden
Stefan Forsberg	Sales Director	Sweden
Summer Shiah	Sales Director	Taiwan
Arthur Yiu	Panel Manager	Taiwan

10

Andy Bowen	Panel Controller	UK
Nadine Brauns	Panel Controller	UK
Richard Basil-Jones	MD Emerging Markets	UK
Jackie Carter	Executive Assistant	UK
Marleen Mahy	Panel Controller (Belgium)	UK
George Butler	Manager, Client Service, UK and Ireland	UK
Paul Clarke	Panel Controller	UK
Emma Crossley	Director, Panel Ops.	UK
David Day	Director, Analytics	UK
Tom Ewing	Analyst	UK
Richard Goosey	Chief of Meaur. Science	UK
Lynne Hamed	Panel Controller	UK
Fiona Hoklsworth	Comms. Director	UK
Mark O'Connor	Finance Director	UK
Colin Pierce	Sales Director	UK
Gabrielle Prior	Director, Ops Quality	UK
John Purcell	Sales Director	UK
Andre Rewjk	Panel Controller	UK
Tim Roe	Analyst	UK
Julia Rogers	Director of Client Service, Europe	UK
Ben Schicht	Client Service Exec.	UK
Andy Thomas	Head of European Sales	UK
Martin Walker	Director, Technology	UK
Peter Wilcox	MD, Europe	UK
Ronan Wolff	Panel Controller (Netherlands)	UK

11

EXHIBIT B

Shared Services

1.
Financial administration, including order processing, general accounting and reporting services and collections.

2.
IT support and use of global network and communications.

3.
Human resources services, including payroll and benefits administration.

4.
Global and regional finance support, including consolidation, tax planning, treasury support and outside auditing services.

5.
Global and regional public relations.

6.
Global and regional purchasing support, including Oracle licensing and ATT global telephone.

12

EXHIBIT C

Operating Locations4

Australia
Denmark
Germany
Hong Kong
Italy
Netherlands
Spain
Sweden
Switzerland
United States
United Kingdom
Austria
Belgium
Norway
Finland
Ireland
New Zealand
Singapore
Taiwan
China
South Korea
India
South Africa
Israel
[France]5
[Latin America]6

4
This Exhibit C lists all jurisdictions in which the ACNielsen Group provides Services to eRatings as of October 25, 2001. The Parties agree that this Exhibit C shall be appropriately modified at the time of the execution and delivery of this Services Agreement at the Closing under the Agreement and Plan of Reorganization (the "Merger Agreement") of which this Services Agreement constitutes Annex B-1 in order to reflect and give effect to the cessation or reduction of eRatings' operations in any such jurisdiction as a result of Transition Matters (as defined in the Merger Agreement) or otherwise between the date of the Merger Agreement and the Effective Time (as defined in the Merger Agreement).

5
To be included only if Mediametrie eRatings.com is included in Section 1(a) of the Services Agreement.

6
To be included only if IBOPE eRatings.com is included in Section 1(a) of the Services Agreement.

13

Exhibit D

    NetRatings and eRatings jointly and severally agree to pay the ACNielsen Group for any Services provided by the ACNielsen Group to the eRatings Business hereunder as follows:

1.
Direct costs incurred by the ACNielsen Group in connection with providing such Services, including (a) all salary, benefits, perquisites and other compensation paid by the ACNielsen Group to each Dedicated Employee, (b) an amount with respect to each Dedicated Employee that represents a pro rata allocation for the use by such Dedicated Employee of the ACNielsen Group facility at which such Dedicated Employee is located and (c) payments to third-party suppliers of goods and services directly applied to the eRatings Business; plus

2.
A shared services fee equal to 4% of the direct costs contemplated by 1 above; plus

3.
An Operating Location-specific mark-up on the aggregate sum of the direct costs and the shared services fee contemplated by 1 and 2 above relating to such Operating Location that is equal to the mark-up in effect in such Operating Location as of June 30, 2001 and reflected under the Independent Representative Service Agreement in effect on June 30, 2001 with respect to such Operating Location between a member of the ACNielsen Group, on the one hand, and eRatings, on the other.

ACNielsen represents and warrants to eRatings and NetRatings that the foregoing methodology for determining the consideration to be paid by eRatings and NetRatings for the Services under this Services Agreement is consistent with the methodology in effect on June 30, 2001 for determining consideration payable by eRatings to the members of the ACNielsen Group under the various Independent Representative Services Agreements in effect on such date between eRatings, on the one hand, and a member of the ACNielsen Group, on the other.

14

ANNEX B-2

Form of Post-Closing Agreement

		Page
ARTICLE I DEFINITIONS		1
1.1	"ACNielsen Sampling Methodology" shall mean ACNielsen's proprietary analytical and statistical protocols, methodologies for developing universe estimates, sampling methodologies and related methods, processes and technologies for the identification, selection and recruitment of households and Persons within certain specified market, demographic, geographic and other criteria, in each case as the same exist on the Effective Date or as the same may hereafter be improved, enhanced or modified by ACNielsen, including all existing and further derivatives thereof.	1
1.2	"Affiliate(s)" shall mean a Person that controls, is controlled by or is under common control with another Person. For purposes of this Agreement, "control" shall mean direct or indirect ownership of more than 50% of the voting interest or income interest in an Entity, or such other relationship as, in fact, constitutes actual control. For purposes of this Agreement, ACNielsen is not considered an Affiliate of NRI and NRI is not considered an Affiliate of ACNielsen.	1
1.3	"Applicable Laws" shall mean all foreign, federal, state and local laws, statutes, rules and regulations which have been enacted by a governmental authority and are in force as of the Effective Date or which are enacted by a governmental authority and come into force during the term of this Agreement, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.	1
1.4	"Consulting Services" shall mean services based on custom or ad hoc analysis of data derived from audience, advertising and viewing activities on the Internet.	1
1.5	"E-Commerce Services" shall mean the business of tracking or monitoring purchases, sales and other transactions on the Internet.	1
1.6	"Entity" or "Entities" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, or any foreign trust or foreign business organization.	1
1.7	"eRatings Territory" shall mean the world except the United States and Canada.	1
1.8	"eRatings Trademarks" shall mean the trademarks, logos and trade names of eRatings listed on Exhibit A.	1
1.9	"Intellectual Property Rights" shall mean all worldwide right, title and interest of a Person in, to and under any and all: (i) United States or foreign patents and pending patent applications therefore, including the right to file new and additional patent applications based thereon, including provisionals, continuations, continuations-in-part, reissues and reexaminations; (ii) copyrights; and (iii) trade secrets, know-how, processes, methods, engineering data and technical information.	1
1.10	"Internet Service" shall mean the business of tracking or measuring audience, advertising and viewing activities on the Internet, compiling data from such measurement, licensing such data to third parties and selling Consulting Services but shall not include E-Commerce Services other than E-Commerce Services offered by eRatings on October 23, 2001.	2
1.11	"Joint Venture Entities"—"Existing Joint Ventures" shall mean Entities with which as of the Effective Date, eRatings has entered into the Operating Agreements set forth on Exhibit B and, "Future Joint Venture Entities" shall mean Entities with which, after the Effective Date, NRI enters into agreements, to assist in providing the Internet Services in the eRatings Territory.	2

i

1.12	"Nielsen Trademark" shall have the meaning set forth in Section 3.1(a).	2
1.13	"North America" shall mean and include the United States and Canada.	2
1.14	"NRI Territory" shall mean North America.	2
1.15	"NRI Trademarks" shall mean the trademarks, logos and trade names of NRI listed on Exhibit A.	2
1.16	"Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of the "Person" when the context so permits.	2
1.17	"Third Party" shall mean, with respect to a Party, any Person that is not an Affiliate of such Party.	2
ARTICLE II ACNIELSEN SAMPLING METHODOLOGY		2
2.1	ACNielsen Sampling Methodology ACNielsen hereby grants to NRI a fully-paid up, non-assignable (except as provided in Section 7.2) right to use and sublicense the ACNielsen Sampling Methodology in the eRatings Territory during the term of this Agreement in connection with the Internet Service. During the term of the Agreement, ACNielsen agrees not to provide Internet Service in the eRatings Territory or license the ACNielsen Sampling Methodology in the eRatings Territory to Entities to provide the Internet Service. NRI has the right to sublicense the ACNielsen Sampling Methodology only to NRI's wholly owned subsidiaries and Existing Joint Venture Entities on the same terms and conditions, including specific scope of use as set forth herein for NRI and to Future Joint Venture Entities with the prior written consent of ACNielsen, not to be unreasonably withheld, on the same terms and conditions, including specific scope of use as set forth herein for NRI. ACNielsen shall be a third-party beneficiary of each sublicense by NRI, but solely for the purpose of permitting ACNielsen to enforce the sublicense if NRI fails to do so within a reasonable time. ACNielsen shall be entitled to approve each sublicense to a Future Joint Venture Entity prior to its effectiveness (and shall be deemed to have approved it thirty (30) days after delivery of the sublicense to it if it does not respond to NRI within such time period).	2
2.2	Other Technologies. Except for the rights set forth in this Agreement, NRI is not acquiring any rights to any software or other proprietary technologies owned or licensed by ACNielsen or its Affiliates as of the Effective Date or thereafter.	2
2.3	Ownership Rights.	3
ARTICLE III TRADEMARK LICENSES		3
3.1	Trademark Licenses.	3
3.2	Acknowledgments.	5
3.3	Infringement; Action.	5

ARTICLE IV TERMINATION		5
4.1	Termination. This Agreement shall terminate if ACNielsen's and its Affiliates' (as of the Effective Date) direct or indirect ownership of the issued and outstanding shares of common stock is less than 5% of all the issued and outstanding shares of common stock of NRI. In addition this Agreement may be terminated at any time (a) by the mutual written consent of the Parties or (b) by any Party upon a material breach by any other Party, which breach remains uncured for ninety (90) days after written notice thereof. Material breach includes, without limitation, becoming insolvent, making a general assignment for the benefit of creditors, suffering or permitting the appointment of a receiver for its business or assets, becoming subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or having wound up or liquidated, voluntarily or otherwise which action is not dismissed within ninety (90) days.	5
4.2	Effect of Termination. Upon the termination of this Agreement (i) NRI's and its sublicensee rights under Articles II and III to the ACNielsen Sampling Methodology and the Nielsen Trademark shall immediately terminate and shall cease all use thereof except for (i) completion of contracts with Joint Venture Entities which are in existence on the effective date, and (ii) customer agreements which are in existence prior to the effective date of termination but for no longer than one year after the effective date of termination, and (iii) the provisions of Section 2.3(e) and Articles V, VI and VII shall survive.	6
4.3	Additional Remedies on Termination. In the event of any termination of this Agreement, the Party entitled to terminate shall be entitled to any and all legal and equitable remedies to which it may be entitled under Applicable Law.	6
ARTICLE V DISPUTE RESOLUTION		6
5.1	General Dispute Principles.	6
5.2	Arbitration of Other Disputes.	6

ARTICLE VI CONFIDENTIALITY		8
6.1	Confidential Information. For the purposes of this Agreement, "Confidential Information" shall mean any information delivered by one Party ("Disclosing Party") to the other party ("Receiving Party") which the Receiving Party knows or has reason to know is considered confidential by the Disclosing Party. The ACNielsen Sampling Methodology shall be deemed to be "Confidential Information", subject to the provisions of Section 6.2 below. The Receiving Party agrees to take precautions to prevent any unauthorized disclosure or use of Confidential Information consistent with precautions used to protect the Receiving Party's own confidential information, but in no event less than reasonable care. Except as provided below, the Receiving Party agrees to treat the Confidential Information as confidential and shall not disclose the Confidential Information to any Person or Entity without the Disclosing Party's prior written consent. The Receiving Party may only disclose the Confidential Information to the Receiving Party's employees or contractors who reasonably require access to such Confidential Information to perform obligations under this Agreement or as required by law or legal process. The Receiving Party shall take all appropriate steps to ensure that its employees and contractors who are permitted access to the Confidential Information agree to act in accordance with the obligations of confidentiality imposed by this Agreement. Should the Receiving Party be faced with legal action to disclose Confidential Information received under this Agreement, the Receiving Party shall promptly notify the Disclosing Party and, upon the Disclosing Party's request, shall reasonably cooperate with the Disclosing Party in contesting such disclosures. The obligations imposed by this Article VII shall survive any termination of this Agreement.	8
6.2	Non-Confidential Information. The obligations set forth in Section 6.1 shall not apply to any particular portion of any Confidential Information that: (i) row or subsequently becomes generally known or available through no act or omission of the Receiving Party; (ii) is known to the Receiving Party at the time of receipt of the same from the Disclosing Party; (iii) is provided by the Disclosing Party to a Third Party without restriction on disclosure; (iv) is subsequently rightfully provided to the Receiving Party by a Third Party without restriction on disclosure; or (v) is independently developed by the Receiving Party, as can be demonstrated from the Receiving Party's business records and documentation, provided the person or persons developing the same had not had access to the Confidential Information of the Disclosing Party prior to such independent development.	8

ARTICLE VII MISCELLANEOUS		8
7.1	Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to choice of law provisions thereof.	8
7.2	Assignment; Successors and Assigns. Except as otherwise provided herein, neither this Agreement nor any rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties, except in the case of a merger, acquisition, reorganization, consolidation, reincorporation, or sale of all or substantially all of the assets of the Party. Notwithstanding the preceding sentence, NRI may sublicense any of its rights under Articles II and III to one or more other wholly-owned subsidiaries; provided, however, that no such sublicense shall relieve NRI from liability for any of its obligations hereunder. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors, assigns and administrators of the Parties to this Agreement.	8
7.3	Entire Agreement; Amendment. This Agreement constitutes the full and entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersedes all prior oral and written agreements and understandings among the Parties. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought. This Agreement supercedes the Operating Agreement between NetRatings, Inc., and ACNielsen eRatings.com, dated September 22, 1999.	8
7.4	Notices; etc. All notices and other communications hereunder shall be deemed given if given in writing and delivered by hand, prepaid express or courier delivery service or by facsimile transmission or mailed by registered or certified mail (return receipt requested), facsimile or postage fees prepaid, to the Party to receive the same at the respective addresses set forth below (or at such other address as may from time to time be designated by such Party in accordance with this Section 7.4):	9
7.5	Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to a Party, upon any breach or default of the other Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of a Party of any breach or default under this Agreement, or any waiver on the part of such Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.	10
7.6	Expenses. Each of the Parties shall bear all legal, accounting and other transaction expenses incurred by it in connection with the negotiation, execution, delivery and performance of this Agreement.	10
7.7	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.	10

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7.8	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any Party.	10
7.9	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.	10

Annex B-2

POST-CLOSING AGREEMENT

    This Post-Closing Agreement (this "Agreement") is made as of            2001 (the "Effective Date") by and among ACNielsen Corporation, a Delaware corporation with a place of business at 177 Broad Street, Stamford, Connecticut 06901 ("ACNielsen"), NetRatings, Inc., a Delaware corporation with a place of business at 830 Hillview Court, Milpitas, California 95035 ("NRI"), and ACNielsen eRatings.com, a Delaware corporation with its principal place of business at 177 Broad Street, Stamford, Connecticut 06901 (individually, "eRatings" and, collectively with ACNielsen and NRI, the "Parties").

    In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

    For the purposes of this Agreement, the following terms shall have the meanings indicated.

    1.1 "ACNielsen Sampling Methodology" shall mean ACNielsen's proprietary analytical and statistical protocols, methodologies for developing universe estimates, sampling methodologies and related methods, processes and technologies for the identification, selection and recruitment of households and Persons within certain specified market, demographic, geographic and other criteria, in each case as the same exist on the Effective Date or as the same may hereafter be improved, enhanced or modified by ACNielsen, including all existing and further derivatives thereof.

    1.2 "Affiliate(s)" shall mean a Person that controls, is controlled by or is under common control with another Person. For purposes of this Agreement, "control" shall mean direct or indirect ownership of more than 50% of the voting interest or income interest in an Entity, or such other relationship as, in fact, constitutes actual control. For purposes of this Agreement, ACNielsen is not considered an Affiliate of NRI and NRI is not considered an Affiliate of ACNielsen.

    1.3 "Applicable Laws" shall mean all foreign, federal, state and local laws, statutes, rules and regulations which have been enacted by a governmental authority and are in force as of the Effective Date or which are enacted by a governmental authority and come into force during the term of this Agreement, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.

    1.4 "Consulting Services" shall mean services based on custom or ad hoc analysis of data derived from audience, advertising and viewing activities on the Internet.

    1.5 "E-Commerce Services" shall mean the business of tracking or monitoring purchases, sales and other transactions on the Internet.

    1.6 "Entity" or "Entities" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association, or any foreign trust or foreign business organization.

    1.7 "eRatings Territory" shall mean the world except the United States and Canada.

    1.8 "eRatings Trademarks" shall mean the trademarks, logos and trade names of eRatings listed on Exhibit A.

    1.9 "Intellectual Property Rights" shall mean all worldwide right, title and interest of a Person in, to and under any and all: (i) United States or foreign patents and pending patent applications therefore,

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including the right to file new and additional patent applications based thereon, including provisionals, continuations, continuations-in-part, reissues and reexaminations; (ii) copyrights; and (iii) trade secrets, know-how, processes, methods, engineering data and technical information.

    1.10 "Internet Service" shall mean the business of tracking or measuring audience, advertising and viewing activities on the Internet, compiling data from such measurement, licensing such data to third parties and selling Consulting Services but shall not include E-Commerce Services other than E-Commerce Services offered by eRatings on October 23, 2001.

    1.11 "Joint Venture Entities"—"Existing Joint Ventures" shall mean Entities with which as of the Effective Date, eRatings has entered into the Operating Agreements set forth on Exhibit B and, "Future Joint Venture Entities" shall mean Entities with which, after the Effective Date, NRI enters into agreements, to assist in providing the Internet Services in the eRatings Territory.

    1.12 "Nielsen Trademark" shall have the meaning set forth in Section 3.1(a).

    1.13 "North America" shall mean and include the United States and Canada.

    1.14 "NRI Territory" shall mean North America.

    1.15 "NRI Trademarks" shall mean the trademarks, logos and trade names of NRI listed on Exhibit A.

    1.16 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of the "Person" when the context so permits.

    1.17 "Third Party" shall mean, with respect to a Party, any Person that is not an Affiliate of such Party.

ARTICLE II

ACNIELSEN SAMPLING METHODOLOGY

    2.1 ACNielsen Sampling Methodology ACNielsen hereby grants to NRI a fully-paid up, non-assignable (except as provided in Section 7.2) right to use and sublicense the ACNielsen Sampling Methodology in the eRatings Territory during the term of this Agreement in connection with the Internet Service. During the term of the Agreement, ACNielsen agrees not to provide Internet Service in the eRatings Territory or license the ACNielsen Sampling Methodology in the eRatings Territory to Entities to provide the Internet Service. NRI has the right to sublicense the ACNielsen Sampling Methodology only to NRI's wholly owned subsidiaries and Existing Joint Venture Entities on the same terms and conditions, including specific scope of use as set forth herein for NRI and to Future Joint Venture Entities with the prior written consent of ACNielsen, not to be unreasonably withheld, on the same terms and conditions, including specific scope of use as set forth herein for NRI. ACNielsen shall be a third-party beneficiary of each sublicense by NRI, but solely for the purpose of permitting ACNielsen to enforce the sublicense if NRI fails to do so within a reasonable time. ACNielsen shall be entitled to approve each sublicense to a Future Joint Venture Entity prior to its effectiveness (and shall be deemed to have approved it thirty (30) days after delivery of the sublicense to it if it does not respond to NRI within such time period).

    2.2 Other Technologies. Except for the rights set forth in this Agreement, NRI is not acquiring any rights to any software or other proprietary technologies owned or licensed by ACNielsen or its Affiliates as of the Effective Date or thereafter.

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    2.3 Ownership Rights.

      (a) ACNielsen and NRI acknowledge and agree that, as between ACNielsen and eRatings, all right, title and interest (including, without limitation, all Intellectual Property Rights) in and to the ACNielsen Sampling Methodology shall be and remain vested in ACNielsen (or its Affiliates).

      (b) ACNielsen shall provide NRI and its authorized personnel (including consultants) with access to the ACNielsen Sampling Methodology, for the uses licensed hereunder, to the limited extent necessary to enable NRI to provide its Internet Service. NRI's access and use rights with respect to the ACNielsen Sampling Methodology shall not apply for any other purpose.

      (c) NRI acknowledges and agrees that the ACNielsen Sampling Methodology constitutes valuable trade secrets of ACNielsen and that the limited use and access rights granted to NRI hereunder shall not be construed as a publication thereof or otherwise be deemed to affect the confidential or trade secret nature of such technology. NRI shall not (and shall ensure that its employees do not) (i) download, decompile, reverse engineer, disassemble or otherwise copy the ACNielsen Sampling Methodology; (ii) resell, rent, lease, loan, sublicense or otherwise distribute or dispose of, or permit or allow the distribution or disposal of, or create derivative works based in whole or in part upon, the ACNielsen Sampling Methodology; (iii) otherwise disclose or permit the use of or access to the ACNielsen Sampling Methodology to or by any other Person; (iv) modify, adapt or translate the ACNielsen Sampling Methodology; or (v) remove any proprietary or copyright legend from any portion of the ACNielsen Sampling Methodology.

      (d) NRI shall take all reasonable steps necessary to ensure that its employees, consultants, strategic alliance partners, subcontractors and agents comply with the restrictions set forth in Section 2.3 (c) above (to the extent that they have been provided access to the ACNielsen Sampling Methodology), which shall include, at a minimum, making ACNielsen a third-party beneficiary of all confidentiality covenants entered into between NRI and any such Persons who obtain access to the ACNielsen Sampling Methodology from NRI. In any event, NRI shall cooperate with ACNielsen in enforcing these agreements against its employees, consultants, strategic alliance partners, subcontractors and agents.

      (e) As between ACNielsen and NRI, its Affiliates, eRatings and the Joint Venture Entities, all right, title and interest in Internet usage data obtained by using the ACNielsen Sampling Methodology shall be owned by NRI or Entities designated by NRI.

ARTICLE III

TRADEMARK LICENSES

    3.1 Trademark Licenses.

      (a)  NRI License.  During the term of this Agreement, ACNielsen hereby grants to NRI, and NRI hereby accepts from ACNielsen, a nonexclusive, nontransferable (except as provided in Section 7.2), royalty-free license, with the limited right to sublicense as provided below, to use the "Nielsen" trademark (the "Nielsen Trademark") in conjunction with the Nielsen//NetRatings cobrand designation (the "Nielsen//NetRatings CBD") in the eRatings Territory in accordance with the terms of this Agreement solely to conduct its Internet Service. During the Term of this Agreement, ACNielsen agrees not to use the Nielsen Trademark to provide the Internet Services in the eRatings Territory, or license the Nielsen Trademark, to Entities to provide Internet Services in the eRatings Territory. NRI has the right to sublicense the Nielsen Trademark only to NRI's wholly owned subsidiaries and Existing Joint Venture Entities on the same terms and conditions, including specific scope of use as set forth herein for NRI and to Future Joint Venture Entities, with the prior written consent of ACNielsen, not to be unreasonably withheld, on the same terms and conditions, including specific scope of use as set forth herein for NRI. ACNielsen shall be a

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  third-party beneficiary of each sublicense by NRI, but solely for the purpose of permitting ACNielsen to enforce the sublicense if NRI fails to do so within a reasonable time. ACNielsen shall be entitled to approve each sublicense to a Future Joint Venture Entity prior to its effectiveness (and shall be deemed to have approved it thirty (30) days after delivery of the sublicense to it if it does not respond to NRI within such time period).

      (b)  Permitted Use.  NRI agrees to use the Nielsen Trademark in conjunction with the Nielsen//NetRatings CBD only in connection with the conduct of the Internet Service conducted by it (such use being a "Permitted Nielsen//NetRatings CBD Use").

      (c)  Quality Control.  The nature and quality of the Internet Services supplied in connection with the Nielsen//NetRatings CBD shall conform to the standards of the Internet Service provided by NRI and eRatings on the Effective Date, as modified from time to time by written agreement among the Parties which shall not be unreasonably withheld. NRI will cooperate with ACNielsen in facilitating its monitoring and control of the nature and quality of such services and will supply ACNielsen with specimens of use of the Nielsen//NetRatings CBD, including all advertising, marketing and promotional materials, upon request. In the event that NRI's use of the Nielsen//NetRatings CBD does not comply with such quality standards, NRI shall modify its use of the Nielsen//NetRatings CBD and shall submit corrected specimens of use to ACNielsen within thirty (30) days of notice by ACNielsen.

      (d)  Certain Acknowledgments.  ACNielsen has the right to grant it a license to use the Nielsen Trademark as part of the Nielsen//NetRatings CBD as provided in this Agreement. Except as prohibited by law, NRI agrees that it will not do anything inconsistent with such limited license, either during the term of this Agreement or thereafter. NRI further agrees that the use of the Nielsen Trademark by it shall inure to the benefit of, and be solely on behalf of, ACNielsen and CZT/ACN Trademarks, L.L.C. NRI acknowledges that its utilization of the Nielsen Trademark as provided herein will not create or confer to it any right, title or interest in any other trademark or service mark of ACNielsen.

      (e)  Restrictions on Use.  NRI agrees that it will not adopt or use as part or all of any corporate name, trade name, trademark, service mark or certification mark, any trademark or other mark confusingly similar to the Nielsen//NetRatings CBD. NRI shall use the Nielsen//NetRatings CBD so that it creates a separate and distinct impression from any other trademark that may be used by it, except in connection with the Permitted Nielsen//NetRatings CBD Uses pursuant to the standards set forth in Section 3.1(c). NRI agrees that it will not contest any ACNie1sen registration or application with respect to the Nielsen Trademark. NRI shall comply with all Applicable Laws pertaining to the proper use and designation of the Nielsen Trademark as part of the Nielsen//NetRatings CBD.

      (f)  No Registration of ACNielsen Trademarks.  NRI agrees not to apply to register the Nielsen//NetRatings mark or the Nielsen Trademark, or any words or combination of words containing the Nielsen Trademark (including, without limitation, "Nielsen//NetRatings") or any confusingly similar designation, anywhere in the world. If any application for registration is or has been filed by or on behalf of NRI in any country and relates to any mark which, in the reasonable opinion of ACNielsen, is confusingly similar, deceptive or misleading with respect to, or dilutes or in any way materially damages, any of the foregoing trademarks, NRI shall, at ACNielsen's request, promptly abandon all use of such mark and withdraw any registration or application for registration thereof. Nothing in this Section 3.1(f) shall require NRI to abandon or withdraw any of the existing NRI Trademarks listed on Exhibit A.

      (g)  No Registration of NRI Trademarks.  ACNielsen agrees not to apply to register any of the NRI Trademarks (including, without limitation, "Nielsen/NetRatings") or any confusingly similar designation, anywhere in the world. If any application for registration is or has been filed by or on

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  behalf of ACNielsen, in any country and relates to any mark which, in the reasonable opinion of NRI, is confusingly similar, deceptive or misleading with respect to, or dilutes or in any way materially damages, any of the NRI Trademarks, ACNielsen shall, at NRI's request, abandon all use of such mark and withdraw any registration or application for registration thereof. Nothing in this Section 3.1(g) shall require ACNielsen to abandon or withdraw existing NRI Trademarks.

      (h)  Certain Representation and Warranties.  ACNielsen has the right to grant to NRI a license to use the Nielsen Trademark as part of the Nielsen//NetRatings CBD as provided in this Agreement, free and clear of any liens, pledges or other encumbrances.

    3.2  Acknowledgments.

      (a) Each Party acknowledges that its respective trademarks will be used under these licenses as part of the combined words "Nielsen//NetRatings" solely within the Permitted Nielsen//NetRatings CBD Uses under the standards set forth in Section 3.1(c). The intent of the Parties is not to create a jointly-owned trademark or service mark with respect to "Nielsen//NetRatings." No Party shall claim any ownership interest in the combined words in "Nielsen//NetRatings," and no Party shall register the combined words "Nielsen//NetRatings" as a trademark in any jurisdiction.

      (b) NRI will cooperate with ACNielsen to develop appropriate references to ACNielsen on the Nielsen//NetRatings WEB Site, and/or any other WEB Sites which may promote the Internet Service.

      (c) ACNielsen acknowledges that eRatings has previously granted licenses to use the Nielsen Trademark as part of the Nielsen//NetRatings CBD outside the United States to certain Existing Joint Venture Entities pursuant to the Operating Agreements set forth on Exhibit B hereto. eRatings may terminate such trademark licenses if NRI enters a license for the Nielsen Trademark with such entities as provided herein.

    3.3  Infringement; Action.

      (a) ACNielsen (together with CZT/ACN Trademarks L.L.C.) shall have the sole and exclusive right to commence or prosecute any claims or suits for infringement or any other cause of action or claim for relief for unauthorized use of the Nielsen//NetRatings CBD, insofar as the same relates to the Nielsen Trademark, and to choose counsel in connection with such claim or suit. NRI shall assist ACNielsen (together with CZT/ACN Trademarks L.L.C.) to maintain and protect its rights in the Nielsen//NetRatings CBD, insofar as the same relates to the Nielsen Trademark. ACNielsen shall bear the cost of the attorneys' fees, costs and expenses in connection with such claim or suit. NRI shall notify ACNielsen in writing of any infringements or unauthorized uses of the Nielsen//NetRatings CBD, insofar as the same relates to the Nielsen Trademark, that may come to its attention, and ACNielsen (together with CZT/ACN Trademarks L.L.C.) shall have the sole and exclusive right to determine in its discretion whether any action shall be taken on account of such infringements or unauthorized uses.

      (b) The Parties shall cooperate with each other in connection with the commencement and prosecution of any claims or suits for infringement or any other cause of action or claim for relief for unauthorized use of the Nielsen//NetRatings CBD.

ARTICLE IV

TERMINATION

    4.1  Termination.  This Agreement shall terminate if ACNielsen's and its Affiliates' (as of the Effective Date) direct or indirect ownership of the issued and outstanding shares of common stock is less than 5% of all the issued and outstanding shares of common stock of NRI. In addition this Agreement may be terminated at any time (a) by the mutual written consent of the Parties or (b) by

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any Party upon a material breach by any other Party, which breach remains uncured for ninety (90) days after written notice thereof. Material breach includes, without limitation, becoming insolvent, making a general assignment for the benefit of creditors, suffering or permitting the appointment of a receiver for its business or assets, becoming subject to any proceeding under any bankruptcy or insolvency law, whether domestic or foreign, or having wound up or liquidated, voluntarily or otherwise which action is not dismissed within ninety (90) days.

    4.2  Effect of Termination.  Upon the termination of this Agreement (i) NRI's and its sublicensee rights under Articles II and III to the ACNielsen Sampling Methodology and the Nielsen Trademark shall immediately terminate and shall cease all use thereof except for (i) completion of contracts with Joint Venture Entities which are in existence on the effective date, and (ii) customer agreements which are in existence prior to the effective date of termination but for no longer than one year after the effective date of termination, and (iii) the provisions of Section 2.3(e) and Articles V, VI and VII shall survive.

    4.3  Additional Remedies on Termination.  In the event of any termination of this Agreement, the Party entitled to terminate shall be entitled to any and all legal and equitable remedies to which it may be entitled under Applicable Law.

ARTICLE V

DISPUTE RESOLUTION

    5.1  General Dispute Principles.

      (a) All disputes between or among the Parties under this Agreement shall be settled, if possible, through good faith negotiations between the relevant parties. In the event such disputes cannot be so resolved, such disputes shall be resolved as provided in Section 5.2.

      (b) If any Party is subject to a claim, demand, action or proceeding by a Third Party and is permitted by law or arbitral rules to join another party to such proceeding, this Article V shall not prevent such joinder. This Article V shall also not prevent any Party or any such Affiliate from pursuing any legal action against a Third Party.

    5.2  Arbitration of Other Disputes.

      (a) The Parties shall submit any controversy or claim arising out of, relating to or in connection with this Agreement, or the breach hereof or thereof ("Demand for Arbitration"), to arbitration administered by the American Arbitration Association ("MA ") in accordance with its Commercial Arbitration Rules then in effect (collectively, "AAA Rules") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

      (b) The place of arbitration shall be Wilmington, Delaware.

      (c) The Parties shall attempt, by agreement, to nominate a sole arbitrator for confirmation by the AAA. If the Parties fail to so nominate a sole arbitrator within 30 days from the date when the Demand for Arbitration has been communicated by the initiating Party, the arbitrator shall be appointed by the AAA in accordance with the AAA Rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which the Demand for Arbitration has been delivered to the Parties in accordance with this Section 5.2. A hearing on the matter in dispute shall commence within 30 days following selection of the arbitrator, and the decision of the arbitrator shall be rendered no later than 60 days after commencement of such hearing.

      (d) An award rendered in connection with an arbitration pursuant to this Section 5.2 shall be final and binding upon the Parties, and the Parties agree and consent that the arbitral award shall

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  be conclusive proof of the validity of the determinations of the arbitrator set forth in the award and any judgment upon such an award may be entered and enforced in any court of competent jurisdiction.

      (e) The Parties agree that the award of the arbitral tribunal will be the sole and exclusive remedy between them regarding any and all claims and counterclaims between them with respect to the subject matter of the arbitrated dispute. The Parties hereby waive all in personamjurisdictional defenses in connection with any arbitration hereunder or the enforcement of an order or award rendered pursuant thereto (assuming that the terms and conditions of this arbitration clause have been complied with).

      (f)  The arbitrator shall issue a written explanation of the reasons for the award and a full statement of the facts as found and the rules of law applied in reaching his decision to each Party. The arbitrator shall apportion to each Party all costs (including attorneys' and witness fees, if any) incurred in conducting the arbitration in accordance with what the arbitrator deems just and equitable under the circumstances. Any provisional remedy which would be available to a court of law shall be available from the arbitrator pending arbitration of the dispute. Each Party may make an application to the arbitrator seeking injunctive or other interim relief, and the arbitrator may take whatever interim measures he deems necessary in respect of the subject matter of the dispute, including measures to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall only have the authority to award any remedy or relief (except ex parte relief) that a court of the State of Delaware could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction, or the imposition of sanctions for abuse or frustration of the arbitration process, but specifically excluding punitive damages.

      (g) Each Party may file an application in any proper court for a provisional remedy in connection with an arbitrable controversy, but only upon the ground that the award to which the application may be entitled may be rendered ineffectual without provisional relief. The Parties may also commence legal action in lieu of any arbitration under this Section 5.2 in connection with any Third Party litigation proceedings.

      (h) For purposes of any suit, action or legal proceeding permitted under this Article V, each Party (i) hereby irrevocably submits itself to and consents to the non-exclusive jurisdiction of the courts of the State of Delaware or, if it has or can require jurisdiction, United States District Court for Delaware for the purposes of any suit, action or legal proceeding in connection with this Agreement including to enforce an arbitral resolution, settlement, order or award made pursuant to this Agreement (including pursuant to the U.S. Arbitration Act or otherwise), and (ii) to the extent permitted by Applicable Law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or legal proceeding pending in such event, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or legal proceeding is brought in an inconvenient forum or that the venue of the suit, action or legal proceeding is improper. Each Party hereby agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the courts of the State of Delaware or, if it has or can require jurisdiction, the United States District Court for Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

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ARTICLE VI

CONFIDENTIALITY

    6.1  Confidential Information.  For the purposes of this Agreement, "Confidential Information" shall mean any information delivered by one Party ("Disclosing Party") to the other party ("Receiving Party") which the Receiving Party knows or has reason to know is considered confidential by the Disclosing Party. The ACNielsen Sampling Methodology shall be deemed to be "Confidential Information", subject to the provisions of Section 6.2 below. The Receiving Party agrees to take precautions to prevent any unauthorized disclosure or use of Confidential Information consistent with precautions used to protect the Receiving Party's own confidential information, but in no event less than reasonable care. Except as provided below, the Receiving Party agrees to treat the Confidential Information as confidential and shall not disclose the Confidential Information to any Person or Entity without the Disclosing Party's prior written consent. The Receiving Party may only disclose the Confidential Information to the Receiving Party's employees or contractors who reasonably require access to such Confidential Information to perform obligations under this Agreement or as required by law or legal process. The Receiving Party shall take all appropriate steps to ensure that its employees and contractors who are permitted access to the Confidential Information agree to act in accordance with the obligations of confidentiality imposed by this Agreement. Should the Receiving Party be faced with legal action to disclose Confidential Information received under this Agreement, the Receiving Party shall promptly notify the Disclosing Party and, upon the Disclosing Party's request, shall reasonably cooperate with the Disclosing Party in contesting such disclosures. The obligations imposed by this Article VII shall survive any termination of this Agreement.

    6.2  Non-Confidential Information.  The obligations set forth in Section 6.1 shall not apply to any particular portion of any Confidential Information that: (i) row or subsequently becomes generally known or available through no act or omission of the Receiving Party; (ii) is known to the Receiving Party at the time of receipt of the same from the Disclosing Party; (iii) is provided by the Disclosing Party to a Third Party without restriction on disclosure; (iv) is subsequently rightfully provided to the Receiving Party by a Third Party without restriction on disclosure; or (v) is independently developed by the Receiving Party, as can be demonstrated from the Receiving Party's business records and documentation, provided the person or persons developing the same had not had access to the Confidential Information of the Disclosing Party prior to such independent development.

ARTICLE VII

MISCELLANEOUS

    7.1  Governing Law.  This Agreement shall be governed by the laws of the State of Delaware without regard to choice of law provisions thereof.

    7.2  Assignment; Successors and Assigns.  Except as otherwise provided herein, neither this Agreement nor any rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties, except in the case of a merger, acquisition, reorganization, consolidation, reincorporation, or sale of all or substantially all of the assets of the Party. Notwithstanding the preceding sentence, NRI may sublicense any of its rights under Articles II and III to one or more other wholly-owned subsidiaries; provided, however, that no such sublicense shall relieve NRI from liability for any of its obligations hereunder. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors, assigns and administrators of the Parties to this Agreement.

    7.3  Entire Agreement; Amendment.  This Agreement constitutes the full and entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersedes all prior oral and written agreements and understandings among the Parties. Except as expressly provided in this

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Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Party against whom enforcement of any such amendment, waiver, discharge or termination is sought. This Agreement supercedes the Operating Agreement between NetRatings, Inc., and ACNielsen eRatings.com, dated September 22, 1999.

    7.4  Notices; etc.  All notices and other communications hereunder shall be deemed given if given in writing and delivered by hand, prepaid express or courier delivery service or by facsimile transmission or mailed by registered or certified mail (return receipt requested), facsimile or postage fees prepaid, to the Party to receive the same at the respective addresses set forth below (or at such other address as may from time to time be designated by such Party in accordance with this Section 7.4):

      (a) If to ACNielsen:

      AC Nielsen Corporation
      177 Broad Street
      Stamford, Connecticut 06901
      Telephone:(203) 961-3320
      Facsimile:(203) 961-3179
      Attention: General Counsel

      With copies to:

      Kaye Scholer LLP
      425 Park Avenue
      New York, New York 10022-3598
      Telephone:(212) 836-7061
      Facsimile:(212) 836-8689
      Attention: Emanuel S. Cherney, Esq.

      (b) If to NRI:

      NetRatings, Inc.
      830 Hillview Court
      Milpitas, California 95035
      Telephone:(408) 957-0699
      Facsimile:(408) 957-0487
      Attention: President

      With copies to:

      [Gray Cary Ware & Freidenrich
      400 Hamilton Avenue
      Palo Alto, California 94301-1825
      Telephone:(650) 833-2266
      Facsimile:(650) 327-3699
      Attention: Mark Radcliffe, Esq.]

      (c) If to eRatings:

      With copies to:

    All such notices and communications hereunder shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

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    7.5  Delays or Omissions.  Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to a Party, upon any breach or default of the other Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of a Party of any breach or default under this Agreement, or any waiver on the part of such Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

    7.6  Expenses.  Each of the Parties shall bear all legal, accounting and other transaction expenses incurred by it in connection with the negotiation, execution, delivery and performance of this Agreement.

    7.7  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

    7.8  Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any Party.

    7.9  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ACNIELSEN CORPORATION
By:
Name:
Title:
NETRATINGS, INC.
By:
Name:
Title:
ACNIELSEN ERATINGS.COM
By:
Name:
Title:

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Exhibit A

NRI Trademarks

Exhibit B

Operating Agreements

ANNEX C

Company International Operations Plan of Modification

ANNEX D

Form of NMR Commissions Agreement

NMR COMMISSIONS AGREEMENT

    NMR COMMISSIONS AGREEMENT (as amended from time to time, the "Agreement"), dated as of         , 2002 (the "Effective Date"), with respect to Operating Agreement (as amended from time to time, the "Operating Agreement"), dated August 15, 1999, between NetRatings, Inc., a Delaware corporation ("NetRatings"), and Nielsen Media Research, Inc., a Delaware corporation ("NMR"). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Operating Agreement.

    Section 5.1 of the Operating Agreement provides that, except as otherwise provided therein, all Net Customer Billings derived from the marketing, sale and distribution of the Approved Internet Service shall be allocated in the following percentages: (i) NMR—35% (the "Commission") and (ii) NetRatings—65%.

    NetRatings has entered into an Agreement and Plan of Reorganization dated as of October 25, 2001 (the "Merger Agreement") with, among others, ACNielsen Corporation and ACNielsen eRatings.com. Section 6.2(h) of the Merger Agreement contemplates that NetRatings and NMR will have entered into this Agreement as of the Effective Time (as defined in the Merger Agreement).

    NetRatings and NMR wish to modify Section 5.1 and certain other provisions of the Operating Agreement as described below; provided, that they intend such modification to be conditioned and effective upon the occurrence of the Closing (as defined in the Merger Agreement).

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

  1.
  From the Effective Date until the termination of this Agreement:

      (a) Subject to Section 1(c) below, no Commission shall be payable to NMR following the Effective Date with respect to Net Customer Billings derived from customer sales; and

      (b) The second sentence of Section 2.2 of the Operating Agreement shall be amended and restated in its entirety to read as follows:

    Notwithstanding the foregoing, NMR shall have primary responsibility for marketing products and services of the Approved Internet Service which are marketed and sold using the NMR Trademarks and the NRI Trademarks to customers in the following categories, in each case, to the extent that such customers are located in North America: (i) traditional media customers, consisting of television, radio and other media customers (including broadcast networks, local TV stations, superstations, cable networks, cable systems, syndicators and television program producers); (ii) advertising agencies (including television advertising customers of such agencies which are then current and active NMR customers), interactive agencies and media buyers; (iii) the technology companies, marketers, web sites and web-only agencies listed on Exhibit E hereto and (iv) such other customers as may be determined by the Operating Committee".

      (c) As used in this Agreement, an "NMR Customer Contract" means a customer contract for Approved Internet Service procured by NMR on or prior to the Effective Date. As used in this Agreement, the term "Contract Year" means, with respect to any NMR Customer Contract, any twelve month period during the term of such contract that begins on the effective date of the NMR Customer Contract or twelve-month anniversary of such effective date (as applicable), and ends on the immediately following twelve-month anniversary of the effective date of the NMR Customer Contract. Notwithstanding anything to the contrary in this Agreement, following the Effective Date, NMR shall be continue to be entitled to receive a commission of 35% of all Net Customer Billings that are paid after the Effective Date but which relate to a Contract Year which began prior to or on the Effective Date. All such commissions shall be payable to NMR on the terms and subject to the conditions associated with the payment of Commissions as in effect immediately prior to the Effective Date under the Operating Agreement.

      (d) Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the parties acknowledge and agree that NetRatings shall have no obligation to pay any Commission amounts to NMR under any customer contracts which NetRatings acquires through its acquisition of Jupiter Media Metrix, Inc.

    2.  From the Effective Date until the termination of this Agreement, the provisions of this Section 2 shall be effective:

      (a) On the terms and subject to the conditions set forth in this Section 2, NMR shall cause the services of the individuals listed on Exhibit A hereto (the "Dedicated Employees"), if they continue to be employed by NMR on the Effective Date, to be made available to fulfill NMR's obligations under Section 2.2 of the Operating Agreement (as amended and restated herein) on a full-time basis, except as otherwise provided in this Section 2. On the terms and subject to the conditions of this Section 2, NMR shall cause the services of the individuals listed on Exhibit B hereto (the "Shared Employees"), if they continue to be employed by NMR on the Effective Date, to be made available to fulfill NMR's obligations under Section 2.2 of the Operating Agreement (as amended and restated herein) on a part-time basis (substantially consistent with the amount of time dedicated by such individuals to such activities on the Effective Date). The Dedicated Employees and the Shared Employees currently provide services relating to the marketing, sale and distribution of the Approved Internet Service. The parties acknowledge and agree that NMR shall be deemed to satisfy in full its obligations under Section 2.2 of the Operating Agreement (as amended and restated herein) by performing NMR's obligations under this Section 2 and otherwise under this Agreement. The parties shall amend Exhibit A and Exhibit B following the date of this Agreement to the extent necessary to (i) add thereto any New Dedicated Employee (as defined below), (ii) remove therefrom any person who ceases to be a Dedicated Employee or Shared Employee covered by this Agreement after the date hereof and (iii) reclassify as a Shared Employee any Dedicated Employee who becomes a Shared Employee as permitted by this Agreement.

      (b) Notwithstanding anything to the contrary herein, the parties understand and agree that NMR shall be entitled to cause the Dedicated Employees to devote a portion of their working time and the Shared Employees to dedicate an incremental additional portion of their working time, in each case, determined by NMR in good faith after consultation with NetRatings to be appropriate, to the provision of services to NMR with respect to (i) Measurecast.com, Inc. and its products and services, or (ii) in connection with any other convergence products ("Alternative Uses"). If and to the extent any Dedicated Employee provides services to NMR relating to Alternative Uses as contemplated by this Section 2(b) or otherwise, such Dedicated Employee shall thereafter be deemed a Shared Employee for the purposes of this Agreement (including, without limitation, for the purposes of NetRatings' payment obligations under Section 2(c) below). In addition to any express provisions of this Section 2(b), the Operating Committee and NMR may from time to time mutually agree (i) to reduce the amount of working time devoted to the provisions of services hereunder by any Shared Employee or Dedicated Employee and/or (ii) to increase the amount of working time devoted to the provision of services hereunder by any Shared Employee.

      (c) NetRatings shall pay to NMR (i) 100% of the Direct Costs (as defined) of each Dedicated Employee and (ii) a portion of the Direct Costs of each Shared Employee equal to the percentage of such Shared Employee's total working time that is actually devoted to providing services under this Agreement, as determined in good faith by NMR. As used in this Agreement, "Direct Costs" means with respect to any Dedicated Employee or Shared Employee, the amounts actually paid by NMR in respect of the salary, benefits, perquisites and other compensation (including reimbursed expenses) of such individual (including an allocable portion of NMR's

2

  overhead charges, including an appropriate allocation for office space (the amount described in this parenthetical being referred to as the "Overhead Charge")).

    NetRatings shall have the right, at its sole cost and expense, during reasonable business hours and upon reasonable advance notice, to review the computer printouts and reports and other books and records of NMR to the extent that the same relate to amounts to be paid by NetRatings to NMR with respect to Dedicated Employees and Shared Employees hereunder; provided, that such right shall not be exercised by NetRatings more frequently than once per calendar quarter.

      (d) Subject to (i) applicable laws, (ii) the written employment policies of NMR as in effect from time to time and (iii) any contract or agreement in effect on the Effective Date or thereafter entered into with the consent of the Operating Committee governing a Dedicated Employee's or Shared Employee's employment with NMR, NMR shall not, other than with the consent of the Operating Committee, terminate a Dedicated Employee's or Shared Employee's employment with NMR.

      (e) NMR shall not, without the consent of the Operating Committee, materially modify any Dedicated Employee's or Shared Employee's salary, benefits, perquisites or other compensation as in effect on the Effective Date other than (i) as required by any applicable contract or agreement in effect on the Effective Date or entered into thereafter with the consent of the Operating Committee, (ii) in the ordinary course of business consistent with past practice, (iii) in connection with changes to benefits plans and arrangements maintained by NMR and in which such Dedicated Employee or Shared Employee participates, which changes affect such Dedicated Employee or Shared Employee and other employees of NMR generally or (iv) in accordance with applicable laws and regulations. NMR hereby represents and warrants to NetRatings, that from October 25, 2001 through the Effective Date, NMR has not materially increased the salary, benefits, perquisites or other compensation of any Dedicated Employee or Shared Employee other than in a manner which, after the Effective Date would be permitted under the preceding clauses (ii), (iii) and (iv).

      (f)  NMR shall invoice NetRatings for the amounts contemplated by this Section 2 quarterly in arrears. Upon request, NMR will provide commercially reasonable detail, to the extent the same is reasonably available, to support the charges included in an invoice. Invoices shall be payable by NetRatings within forty-five (45) days of receipt (the "Payment Period"). Disputed amounts shall not affect payment of non-disputed amounts. NetRatings shall pay any applicable tariff, duty, tax, or like charge, however designated, imposed with respect to the services provided to NetRatings by NMR's personnel hereunder. The parties acknowledge and agree that NetRatings may defer payment of any portion of any Overhead Charge included in an invoice if NetRatings in good faith disputes its obligation to pay the same; provided, that any undisputed portion of such Overhead Charge shall be paid as provided during the Payment Period.

    If NetRatings in good faith disputes its obligation to pay any portion of any Overhead Charge included in an invoice, it shall promptly (but in no event more than thirty (30) days) following receipt of the relevant invoice, give written notice of such dispute (a "Dispute Notice") to NMR specifying the amount of Overhead Charges in dispute and identifying the basis of the dispute in reasonable detail. NMR and NetRatings shall negotiate in good faith for a period of at least ten (10) days after the date on which NetRatings delivers a Dispute Notice to resolve all disputes set forth therein. If NetRatings and NMR are not able to resolve all such disputes within such ten (10) day period, then

        (i)  promptly (but in no event more than five (5) days) after the expiration of such ten (10) day period, all remaining disputes shall be submitted by NMR and NetRatings to the Operating Committee for determination in the manner contemplated by Section 3.1(e) of the Operating Agreement (as modified hereby); and

3

        (ii) NMR and NetRatings shall use their respective reasonable good faith efforts to cause the Operating Committee, promptly following the date of such submission, to meet in the manner contemplated by Section 3.1(c) of the Operating Agreement to determine such remaining disputes.

    NMR and NetRatings shall instruct the Operating Committee to issue its determination as to such submitted disputes no more than thirty (30) days following the date on which they are submitted to the Operating Committee for determination hereunder (the "Determination Period"). The determination of the Operating Committee as to any such disputes submitted to it shall be conclusive, final and binding upon NMR and NetRatings. Notwithstanding anything to the contrary in Section 3 of the Operating Agreement, if all disputes as to Overhead Charges submitted to the Operating Committee for determination hereunder are not finally determined by the Operating Committee within the Determination Period (whether or not during the Determination Period any deadlock has been submitted to the chief executive officers of NetRatings and NMR for resolution as provided by Section 3.1(f) of the Operating Agreement and, if any deadlock is so submitted, notwithstanding that such deadlock may not have been resolved during the Determination Period by such chief executive officers), then immediately following the expiration of the Determination Period, NMR shall be entitled to pursue any such other remedies as may be available to it with respect to any remaining unpaid Overhead Charges, including, without limitation, the arbitration procedures set forth in Article IX of the Operating Agreement. For avoidance of doubt, the parties acknowledge and agree that a dispute with regard to Overhead Charges shall not be deemed to have been "finally determined by the Operating Committee" for the purposes hereof in the case of a deadlock as to such dispute that has not been resolved by the chief executive officers of NetRatings and NMR during the Determination Period as provided under Section 3.1(f) of the Operating Agreement. In the event of a conflict or inconsistency between this Section 2(f) and Section 3 of the Operating Agreement with respect to the manner in which disputes as to Overhead Charges are to be determined by the Operating Committee, the provisions of this Section 2(f) shall govern and control.

      (g) At any time and from time to time, the Operating Committee may give a written notice (a "Waiver Notice") to NMR informing NMR that the Operating Committee has determined that the services of one or more Dedicated Employees or Shared Employees are no longer required to be provided hereunder. During the thirty (30)-day period following the delivery by the Operating Committee of a Waiver Notice or to terminate the employment with NMR of any such individual (the "Decision Period"), NMR shall determine whether it desires to retain as an NMR employee the Dedicated Employee(s) and/or Shared Employee(s) who are the subject of the Waiver Notice. If NMR determines to terminate the employment with NMR of any Dedicated Employee or Shared Employee covered by a Waiver Notice, then NMR shall (i) deliver written notice (a "Termination Notice") to that effect to NetRatings during the Decision Period and (ii) during the Decision Period in good faith begin and thereafter pursue all appropriate proceedings and actions (including the observance of any relevant notice periods and other formalities) under applicable, contracts, policies, agreements, statutes, laws and regulations to effect the termination of each such employee in accordance therewith.

      (h) If NMR does not deliver a timely Termination Notice relating to any Dedicated Employee or Shared Employee covered by a Waiver Notice, then NetRatings shall, following the expiration of the related Decision Period, not be obligated to make any further payments under this Agreement relating to such Dedicated Employee or Shared Employee. If NMR does deliver a timely Termination Notice relating to any Dedicated Employee or Shared Employee covered by a Waiver Notice, then:

        (A) NetRatings shall be obligated to continue to pay the Direct Costs of such Dedicated Employee or Shared Employee as contemplated by Section 2(c) above, through the date of his or her termination of employment; and

4

        (B) NetRatings shall reimburse NMR and its directors, officers, employees, shareholders and agents (and each of the heirs, executors and successors and assigns of any of them) for, and shall indemnify such persons and hold them harmless from (i) any and all Indemnified Severance Costs (as defined below) of any such Dedicated Employee and (ii) a portion of the Indemnified Severance Costs of any such Shared Employee that is equal to the percentage of such Shared Employee's total working time that was actually devoted to providing services contemplated by this Agreement at the time of delivery of the Waiver Notice, as determined in good faith by NMR. In the event that (i) NetRatings actually pays any Indemnified Severance Costs to NMR hereunder in connection with the termination of any Dedicated Employee's or Shared Employee's employment with NMR, and (ii) such Dedicated Employee or Shared Employee is rehired by NMR within one year following the date on which such Dedicated Employee's or Shared Employee's employment with NMR was terminated, then NMR shall reimburse NetRatings for all such Indemnified Severance Costs actually paid to NMR thereby.

        (C) As used herein, "Indemnified Severance Costs" means any and all liabilities, damages, proceedings, claims, fines, costs and expenses (including, without limitation, severance payments), including, without limitation, reasonable attorneys' fees, arising out of or in connection with, directly or indirectly, the cessation of the employment with NMR of a Dedicated Employee or Shared Employee unless such cessation of employment is effected by NMR in a manner that constitutes a willful or grossly negligent violation of applicable laws and regulations. Notwithstanding anything to the contrary herein, Indemnified Severance Costs shall not include any portion of any severance payment or similar benefit that is payable to a Designated Employee or Shared Employee in respect of years or months of service with NMR prior to the time such Designated Employee or Shared Employee began performing services for Nielsen//NetRatings.

    3.  If any Dedicated Employee or Shared Employee named on Exhibit A or Exhibit B shall cease to be employed by NMR from time to time during the effectiveness of this Agreement, other than due to a breach by NMR of its agreement under Section 2(d), then the Operating Committee shall be entitled to issue a written notice (a "Replacement Notice") to NMR requesting NMR to replace such named Dedicated Employee or Shared Employee hereunder by either (as determined by NMR in its sole discretion), hiring a new NMR employee of NMR's choosing or reassigning a then-existing NMR employee (in either case, a "Replacement Employee"), in either case, to be a Shared Employee or Dedicated Employee (as applicable) hereunder and to have substantially similar duties and position (including with regard to the amount of his or her working time that will be devoted to performing the services contemplated hereby) and to receive substantially equivalent salary, benefits, perquisites and other compensation, as did the Dedicated Employee or Shared Employee whose employment with NMR has ceased and who is being replaced by the Replacement Employee. If the Operating Committee delivers a Replacement Notice to NMR, NMR shall use its reasonable good faith efforts to comply with the request of the Operating Committee reflected therein and to hire a Replacement Employee as contemplated thereby. If the Operating Committee delivers a Replacement Notice to NMR, then any and all costs and expenses reasonably incurred by NMR in connection with identifying, negotiating with and employing or reassigning any Replacement Employee shall be reimbursed to NMR by NetRatings.

    4.  In the event that the Operating Committee determines from time to time during the effectiveness of this Agreement that an increase in the requirements for services of the nature provided by the Dedicated Employees and Shared Employees under this Agreement requires additional Dedicated Employees to be made available by NMR under this Agreement, the Operating Committee may deliver a notice (a "Staff Increase Notice") which shall (i) request NMR to hire a specified number of new employees of NMR's choosing (each, a "New Dedicated Employee") to be Dedicated

5

Employees hereunder, (ii) identify the position, duties and general responsibilities which the Operating Committee has determined should be applicable to each such New Dedicated Employee and (iii) set forth in reasonable detail the levels of salary, benefits, perquisites and other compensation (the "Approved Compensation Levels") that the Operating Committee believes are appropriate for each such New Dedicated Employee. If the Operating Committee delivers a Staff Increase Notice, NMR shall use its reasonable good faith efforts to comply with the Operating Committee's request set forth therein and to hire the New Dedicated Employees contemplated thereby. If the Operating Committee delivers a Staff Increase Notice to NMR, then any and all costs and expenses reasonably incurred by NMR in connection with identifying, negotiating with and employing any New Dedicated Employee requested by the Operating Committee shall be reimbursed to NMR by NetRatings. NMR shall not grant to any New Dedicated Employee in connection with his or her hiring by NMR, salary, benefits, perquisites and other compensation that differ materially from the Approved Compensation Levels.

    5.  This Agreement shall terminate automatically upon the termination of the Operating Agreement for any reason whatsoever. Also, this Agreement may be terminated at any time (i) by the mutual written consent of NMR and NetRatings or (ii) by NMR or NetRatings upon a material breach by the other, which remains uncured for ninety (90) days after written notice thereof. If this Agreement shall be terminated for any reason, NetRatings shall be deemed to have delivered a Waiver Notice with respect to all Dedicated Employees and Shared Employees at the time of termination, and the provisions of Section 2(g) and Section 2(h) shall thereafter apply accordingly, mutatis mutandi. Notwithstanding any termination of this Agreement, NetRatings shall remain liable for any payment and other obligations incurred by it prior to termination, and the provisions of Section 2(g), Section 2(h), Section 6, Section 7, Section 8, Section 9, Section 10 and Section 11 shall survive.

    6.  Except as expressly modified by this Agreement, on the Effective Date, the Operating Agreement shall continue in full force in effect as in effect immediately prior to the Effective Date.

    7.  This Agreement, together with the Operating Agreement, constitutes the entire agreement and understanding of the parties with respect to its subject matter, supersedes any and all prior oral or written agreements, negotiations, contracts and understandings between the parties with respect to such subject matter, and can be amended, supplemented or otherwise modified only by a written agreement executed by NMR and NetRatings. This Agreement may be executed in any number of counterparts, each of which shall be effective against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

    8.  Any and all disputes between NMR and NetRatings under this Agreement shall be settled as contemplated by Article VIII of the Operating Agreement.

    9.  Any and all notices and other communications hereunder shall be given in the manner contemplated by Section 10.4 of the Operating Agreement and shall be deemed to be effective or to have been given at the times specified in such Section 10.4.

    10. The headings in this Agreement are included for the purposes of convenience only, and are not to have any bearing on the construction or interpretation of this Agreement.

    11. The failure of any party to exercise any of its rights under this Agreement or its failure to insist upon strict adherence to any term of this Agreement on any one occasion shall not be construed as a waiver or deprive that party of the right thereafter to insist upon strict adherence to the terms and conditions of this Agreement at a later date.

6

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

NETRATINGS, INC.
By:
Title:
Date:
NIELSEN MEDIA RESEARCH, INC.
By:
Title:
Date:

7

Exhibit A

Dedicated Employees*

Jed Meyer, VP, Director of Sales
Theodora Mikrikov, Staff Assistant
Joe Miranda, Group Account Manager
Debra Meyer, Group Account Manager
Jeff Hermann, Group Account Manager—Chicago
Ray A. Yinger, Group Account Manager—West
Mitzi Ambrose, Account Executive
Janet Hieb, Account Executive
Nicole Akkerman, Account Executive
Danielle Zazula, Internet Sales Analyst
Paul Jags, Internet Sales Analyst
Preeti Narang, Internet Sales Analyst, L.A. and S.F.

8

Exhibit B

Shared Employees

Manish Bhatia, Senior Vice President Interactive Services (  %).1

1
*Any individuals on this Exhibit A who become Shared Employees during the period beginning on October 25, 2001 and ending on the Effective Date are to be deleted from this Exhibit A and included on Exhibit B. In the event the employment with NMR of any individual listed on this Exhibit ceases prior to the Effective Date, NMR shall be entitled to hire or reassign a replacement for such individual and his or her name will be added to this Exhibit at the Effective Time. 1Approximate percentage of Mr. Bhatia's total working time devoted, as of October 25, 2001, to services which would be covered by this Agreement — included for informational purposes only. In the event the employment with NMR of any individual listed on this Exhibit ceases prior to the Effective Date, NMR shall be entitled to hire or reassign a replacement for such individual and his or her name will be added to this Exhibit at the Effective Time.

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QuickLinks

AGREEMENT AND PLAN OF REORGANIZATION
RECITALS
AGREEMENT
LIST OF EXHIBITS AND ANNEXES
ANNEX A Amended and Restated Paragraph 4 of the Company's Certificate of Incorporation
ANNEX B-1 Form of Services Agreement
SERVICES AGREEMENT
EXHIBIT A Dedicated Employees3
EXHIBIT B Shared Services
EXHIBIT C Operating Locations4
Exhibit D
ANNEX B-2 Form of Post-Closing Agreement

POST-CLOSING AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II ACNIELSEN SAMPLING METHODOLOGY
ARTICLE III TRADEMARK LICENSES
ARTICLE IV TERMINATION
ARTICLE V DISPUTE RESOLUTION
ARTICLE VI CONFIDENTIALITY
ARTICLE VII MISCELLANEOUS
Exhibit A
Exhibit B Operating Agreements
ANNEX C Company International Operations Plan of Modification
ANNEX D Form of NMR Commissions Agreement
NMR COMMISSIONS AGREEMENT
Exhibit A Dedicated Employees
Exhibit B Shared Employees